UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Rexford Industrial Realty, Inc. (Name of Registrant as Specified in Its Charter)
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Rexford Industrial

12782

2022 Notice of Annual Meeting and Proxy Statement

The Rexford Investment Opportunity
A Superior, Highly Differentiated Strategy

Singular Focus within infill Southern California, the highest demand, strongest market

High quality, irreplaceable portfolio, exceptionally stable and diverse tenant base

Consistent, favorable cash flow growth driven by superior asset management and proprietary value creation capabilities

Disciplined, low-leverage balance sheet proven through all phases of the capital cycle

Deep ESG purpose maximizes long-term value

2022 PROXY STATEMENT	3

Letter to Shareholders
May 2, 2022
Dear Fellow Stockholder:
On behalf of the Board of Directors of Rexford Industrial Realty, Inc., a Maryland corporation, I cordially invite you to attend our Annual Meeting of Stockholders on Monday, June 13, 2022 at 8:00 a.m. (Pacific Time), which will be held in a virtual-only meeting format via live audio webcast due to the ongoing COVID-19 pandemic.
The notice of meeting and Proxy Statement that follow describe the business we will consider at the meeting. We sincerely hope you will be able to attend the virtual Annual Meeting. However, whether or not you attend, your vote is very important. We are pleased to offer multiple options for voting your shares. You may authorize a proxy to vote by telephone, via the internet, by mail or vote electronically during the virtual Annual Meeting as described in the Proxy Statement.
Thank you for your continued support of Rexford Industrial Realty, Inc.
Sincerely yours,
Richard S. Ziman
Chairman of the Board of Directors

4	REXFORD INDUSTRIAL

Notice of 2022 Annual Meeting of Stockholders

Date and Time Monday, June 13, 2022 at 8:00 a.m. (Pacific Time)	Location https://web.lumiagm.com/ 218892223	Who Can Vote Stockholders of record at the close of business on April 14, 2022
At the Annual Meeting, our stockholders will consider and vote on the following matters:
Voting Items

1	2	3	4

To elect eight directors, each to serve until the next annual meeting of our stockholders and until his or her successor is duly elected and qualifies	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022	To vote on an advisory resolution to approve the Company’s named executive officer compensation for the fiscal year ended December 31, 2021	To vote on an advisory resolution to approve the frequency of future advisory votes on the Company’s executive compensation
(Page 15) Vote FOR	(Page 32) Vote FOR	(Page 35) Vote FOR	(Page 63) Vote ONE YEAR

Stockholders will also act on any other business properly introduced at the Annual Meeting or any postponement or adjournment of the Annual Meeting.
You must own shares of Rexford Industrial Realty, Inc. common stock at the close of business on April 14, 2022, the record date for the Annual Meeting, or hold a valid proxy from a record holder as of the record date, to attend or vote at the Annual Meeting or at any continuation, postponement or adjournment of the Annual Meeting. Participants may begin logging into the virtual Annual Meeting at 7:00 a.m. Pacific Time on June 13, 2022.
By Order of the Board of Directors,
David Lanzer
General Counsel and Secretary
Los Angeles, California
May 2, 2022
How to Vote

Internet	Telephone	Mail	QR Code
www.voteproxy.com	1-800-776-9437	Mail, sign, date and mail the proxy card in the enclosed return envelope	Scan this QR code to vote with your mobile device

Important Notice Regarding the Internet Availability of Proxy Materials for the Stockholder Meeting to be Held on June 13, 2022. The Notice of Annual Meeting, Proxy Statement, 2021 Annual Report and other SEC filings are available at the investor relations page of our website at www.rexfordindustrial.com.

2022 PROXY STATEMENT	5

Proxy Highlights
Rexford Industrial Realty, Inc. (“we,” “our,” “us,” Rexford or the “Company”) is a leading Southern California-focused industrial real estate investment firm, focused on creating value by acquiring, managing, repositioning and constructing industrial property located in prime infill Southern California submarkets. The Company’s entrepreneurial, value-driven approach to identifying and pursuing investment opportunities is designed to deliver superior risk-adjusted returns through all phases of the real estate cycle.
2021 Performance
During 2021, the Named Executive Officers (“NEOs”) led the Company to achieve strong operational and financial results, represented by 24% Core FFO per diluted share growth, 38% consolidated NOI growth and 68% total shareholder return. which were taken into account by the Compensation Committee in setting compensation. Performance highlights for 2021 include the following:
SHAREHOLDER VALUE CREATION

12% 5-Year Annual Average Dividend Per Share Growth	285% 5-Year Total Shareholder Return	14% 5-Year Core FFO Per Share CAGR(1)	31% 5-Year Consolidated NOI CAGR(1)

STRONG 2021 OPERATING PERFORMANCE(2)(3)

24.2% Core FFO per Diluted Share Growth for FY 2021	12.3% Same Property Portfolio Cash NOI Growth for FY 2021	37.8% Consolidated NOI Growth for FY 2021	99.1% Same Property Portfolio 2021 Weighted Average Occupancy

EXECUTION OF VALUE-ADD OPERATING STRATEGY

$1.9B Completed 50 acquisitions representing 53 properties and 5.7 million square feet for an aggregate purchase price of $1.9 billion	43% GAAP releasing spreads on over 7.0 million square feet of new and renewal leases	1.0M SF Stabilized six repositioning/ redevelopment properties with a combined 1.0 million square feet at a weighted average unlevered stabilized yield of 6.6%

LOW-LEVERAGE GROWTH-ORIENTED BALANCE SHEET(3)

$880M of Liquidity(4)	9.1% Net Debt to Enterprise Value(4)	$1.6B Equity Issued to Fund Acquisitions	$400M Green Bond Issuance at 2.15% due 2031

(1)Compound Annual Growth Rate (“CAGR”) represents the average annual growth rate for specified performance over a time period longer than one year. See Appendix A for the calculation of the CAGR of our Core FFO per diluted share and consolidated NOI.
(2)See Appendix A for the definitions of “NOI,” “Same Property Portfolio Cash NOI,” “Core FFO” and “Core FFO per diluted share” (all non-GAAP metrics) and reconciliations of net income to NOI and Same Property Portfolio Cash NOI, and net income to Core FFO.
(3)See Appendix A for the definition of “Same Property Portfolio” and “Net Debt to Enterprise Value”.
(4)As of December 31, 2021.

6	REXFORD INDUSTRIAL

PROXY HIGHLIGHTS

Comparative Total Shareholder Return
During 2021, we generated a 67.8% TSR, exceeding the MSCI U.S. REIT Index, the Dow Jones U.S. Real Estate Industrial Index and Executive Compensation Peer Group Average. Additionally, over the last five years and since our IPO in 2013, our TSR has far outpaced three comparative indices (MSCI U.S. REIT Index, the Dow Jones U.S. Real Estate Industrial Index and Executive Compensation Peer Group Average) as show below.

Total Shareholder Return (% Change):	1 Year(1)	2 Years(1)	5 Years(1)	Since IPO(1)
Rexford Industrial Realty, Inc.	67.8%	84.1%	285.5%	611.0%
Executive Compensation Peer Group Average(2)	34.2%	24.0%	86.3%	186.2%
MSCI U.S. REIT Index	43.1%	32.2%	66.8%	121.6%
Dow Jones U.S. Real Estate Industrial Index	53.5%	75.9%	201.3%	382.2%
(1)Through December 31, 2021.
(2)Refer to page 42 in this Proxy Statement for a list of our Executive Compensation Peer Group.

2022 PROXY STATEMENT	7

PROXY HIGHLIGHTS

Environmental Stewardship, Social Responsibility and Diversity, Equity and Inclusion Highlights
Rexford is the third largest, fastest-growing publicly traded industrial Real Estate Investment Trust (“REIT”) in the United States. Rexford creates value by investing in, operating and redeveloping industrial properties throughout infill Southern California, the world's fourth-largest industrial market and consistently the nation’s highest-demand industrial market.
Our mission is to reinvent the business of industrial real estate by optimizing positive impacts for the environment and our communities, tenants, employees and shareholders. We strive to continuously create value for all stakeholders and, for us value encompasses economic, community and environment impact.
Our vision is to further build upon our enduring competitive advantage by investing in our team, innovation, communities and the environment.

Priorities for Long-Term Success

We create positive impacts through our differentiated business model, **which integrates ESG factors into every decision we make.**

Environmental Stewardship

Our infill focus and value-creation strategies drive dramatic environmental, social and community benefits, in part by driving reduced carbon footprint.

Community Welfare

Amplified by our proactive tenant and community engagement, our differentiated business model breathes new life into infill communities.

Rexford Industrial

Culture of Respect & Excellence

We empower employees to learn, collaborate, contribute and innovate. We uphold globally recognized frameworks and standards for human rights, social and environmental responsibility.

8	REXFORD INDUSTRIAL

PROXY HIGHLIGHTS

2022 ESG Goals	Our 2022 ESG goals are guided by our three strategic pillars and are aligned with the United Nations Sustainable Development Goals (SDGs).

Environmental Stewardship

Install ~5 MW of solar installations bringing total portfolio to over 9MW	Pursue LEED Silver for new ground-up developments	Establish science-based targets within 24 months of SBTi commitment letter

Community Welfare

Exceed prior year Kingsley customer engagement survey score	Achieve Gold Green Lease Leader	Achieve 2,000 hours of employee volunteer time

Culture of Respect and Excellence

Maintain at least 5 points above industry average Voice of Employee survey scores	Establish formal mentor program	Expand board oversight over climate-related risks
Increase employee vacation time usage by 10% over prior year	Achieve average of 20 training hours per employee	Complete Carbon Disclosure Project (CDP)

Ensure candidate slates include minimum of 20% diverse candidates	Implement Diversity, Equity and Inclusion Employee Committee

Advancing Diversity, Equity and Inclusion

The value we create for our tenants, shareholders and communities is directly linked to our culture of inclusion. We empower employees to bring their best selves to work and to provide feedback on the direction of our business.
We increased the diversity of our Board of Directors. The Board now includes three women and two members of underrepresented communities, which enables more effective governance through enhanced expertise and perspectives.

Our hiring practices are connected with our ability to build a strong, diverse workforce. We have formalized our policy around diverse candidate slates and enhanced engagement with underrepresented communities through various avenues including jobs postings focused on enhancing our professional diversity network. Additional details regarding our employee population and EEO-1 data can be found on our corporate website.

2022 PROXY STATEMENT	9

PROXY HIGHLIGHTS

Climate Change
As climate change advances, so do the related short- and long-term risks. Rexford has long been committed to addressing the sustainability of its portfolio and recognizing our climate impact responsibility. To build upon existing climate risk mitigation efforts and to evaluate short- and long-term risks and opportunities, Rexford conducted a Task Force on Climate-Related Financial Disclosures (“TCFD”) assessment. Through extensive research and internal and external stakeholder engagement, we considered multiple climate scenarios and potential outcomes and assessed the associated effects of these risks and opportunities across Rexford’s operations. The TCFD assessment outcomes and associated targets and goals inform Rexford’s ESG strategy and support the resiliency of its portfolio against the identified risks while taking advantage of any opportunities. Our TCFD report can be found on our corporate website and in our latest ESG report.
After completing the TCFD process and identifying risks and opportunities, we are focused on setting targets and tracking metrics that allow us to reduce our environmental impact. Rexford closely monitors and reports our scope 1, 2 and 3 emissions. To further drive actions to reduce our emissions, we are setting targets in accordance with the Science Based Target Initiative (“SBTi”). The SBTi targets will allow us to set emissions reduction targets and milestones. With that framework, we can align our plans for emissions reductions for successful achievement of the targets. We submitted our letter of commitment in December 2021 and intend to develop our SBTi targets within 24 months of our commitment.
ESG Oversight and Governance
Environmental, social and governance (“ESG”) factors present potential risks and opportunities to Rexford. Therefore, incorporating ESG into our decision-making process is necessary to position Rexford for long-term viability. Rexford is committed to actively managing ESG issues most material to Rexford’s ability to create long-term value for its stakeholders and ensure it operates in a sustainable, transparent and ethical manner.
The Board of Directors has final oversight over ESG topics at Rexford, including climate-related risks and opportunities. The Audit Committee provides direct oversight of climate-related financial risks and the Nominating and Corporate Governance Committee provides direct oversight of ESG matters, including assessment of the Company’s ESG disclosures and review of any annual ESG report published by the Company. The development and implementation of ESG policies and related programs is a company-wide effort overseen by senior management and our Environmental, Social & Governance Committee (“ESG Committee”). The ESG Committee includes employees from our Property Management, Construction, HR, Acquisitions, Leasing, IT, Legal, Customer Solutions and Sustainability teams. The ESG Committee is responsible for defining and leading our ESG strategy in partnership with senior management, the Nominating and Corporate Governance Committee and the full Board. The Board receives ESG reports and provides ESG formal oversight on a quarterly basis, while the Nominating and Corporate Governance Committee remains actively engaged on ESG matters throughout the year.
Our ESG polices provide governance of our ESG programs and include:
    Code of Business Conduct and Ethics
    Environment and Climate Change Policy
    Diversity and Inclusion Policy
    Human Rights Policy
    Shareholder Rights Policy
    Cybersecurity Policy
    Supplier Code of Conduct
ESG Reporting
ESG reporting in accordance with recognized standards helps us build a deeper understanding of how we can maximize the value we create for all our stakeholders. It enables our investors to make informed decisions that incorporate material sustainability metrics and themes. Our annual sustainability report provides disclosures in accordance with the Global Reporting Initiative and the Sustainability Accounting Standards Board Real Estate Standard, which accounts for material issues specific to the real estate industry, and the TCFD.
In 2021, we became a signatory of the UN Global Compact (“UNGC”) demonstrating our support of the Ten Principles in the areas of human rights, labor, environment and anti-corruption of the UNGC, along with the UN Sustainable Development Goals.
Details of our ESG strategy and human capital and diversity efforts can be found in our latest Environmental, Social and Governance Report located on the ESG section of our website at www.rexfordindustrial.com.

10	REXFORD INDUSTRIAL

Proxy Voting Roadmap

PROPOSAL NO. 1 Election of Directors	”FOR” the eight nominees

PROPOSAL NO. 2 Ratification of Independent Registered Public Accounting Firm	”FOR” the ratification of Ernst & Young LLP

PROPOSAL NO. 3 Advisory Vote on the Compensation of the Named Executive Officers (“Say-on-Pay Vote”)	”FOR” the advisory approval of the compensation of the NEOs

PROPOSAL NO. 4 Advisory Vote on the Frequency of the Say-on-Pay Vote	”ONE YEAR” for future advisory votes on executive compensation

2022 PROXY STATEMENT	11

PROXY VOTING ROADMAP

Director Nominee Snapshot

12	REXFORD INDUSTRIAL

PROXY VOTING ROADMAP

Corporate Governance Highlights
This section highlights information about the Company and our Board of Directors (the “Board”) that is contained in this Proxy Statement. This section does not contain all of the information that you should consider and you should read the entire Proxy Statement before voting.

Board Structure and Independence	Shareholder Rights	Board Oversight
•Separate Chairman and Co-CEOs
•Strong Lead Independent Director
•5 of 8 directors up for re-election are independent; Audit, Compensation and Nominating and Corporate Governance Committees each entirely comprised of independent directors
•Executive sessions of independent directors held at every regular Board and committee meeting, presided over by Lead Independent Director
•Diverse Board with three female directors and two racially/ethnically diverse directors
•No familial relationships among Board members

•Annual election of directors
•Majority voting for directors
•Annual Say-on-Pay Advisory Vote
•Shareholders satisfying the SEC Rule 14a-8 stock ownership levels ($2,000 to $25,000, depending on holding period) can propose amendments to our bylaws
•No “poison pill” in effect

•Structured oversight of the Company’s corporate strategy and risk management
•Corporate responsibility (ESG) strategy and initiatives and ethics and compliance program oversight by Nominating and Corporate Governance Committee
•Climate change risk oversight by the Board
•Cybersecurity oversight by Audit Committee
•Annual self-assessment of Board and Board committee performance
•Human capital management oversight by the Board

Accountability and Governance Practices		Executive Compensation
•Met or spoke with shareholders representing over 87% of our common stock in 2021
•Stock ownership policy for directors and senior management
•Prohibition of hedging and pledging Company stock by officers and directors
•Robust Code of Business Conduct and Ethics for directors, officers and employees

•Annual incentives for NEOs largely based on corporate financial results
•Long term incentives for NEOs largely based on total shareholder return on an absolute and relative basis
•Introduction of ESG compensation component in 2022 in annual incentive program for NEOs
•Clawback policy for officers
•No NEO “special grants” in 2021
•Double trigger vesting for new executive officers

2022 PROXY STATEMENT	13

PROXY VOTING ROADMAP

Executive Compensation Snapshot

% Allocation of Target Compensation
	Component	CEO	Other NEOs (Average)	Features

Fixed	Base Salary			•Set within a competitive range of base salaries paid to such comparable officers in the Executive Compensation Peer Group.

Variable 92% of CEO target pay opportunity 83% of Other NEOs target pay opportunity	Short-Term Incentive Bonus			•Based on attainment of Company performance goals for the year. •Pays out between 0% and 250% of target (75% if threshold goals met) for Co-CEOs and between 0% and 175% of target for the other NEOs.

Time-Based LTIP Unit Awards
•Based on a detailed retrospective review of the Company’s overall annual performance and the compensation levels of the individual NEO in comparison to our Executive Compensation Peer Group.
•Vest ratably over a three-year period.

	Performance Unit Awards			•Based on rigorous absolute TSR hurdles, outperforming relative to our peers’ TSR and Core FFO per diluted share growth. •Pays out between 0% and 300% of target (50% of target if threshold goals met).

14	REXFORD INDUSTRIAL

Corporate Governance and Board Matters

PROPOSAL NO. 1
Election of Directors
The Board currently consists of nine directors. Effective as of the Annual Meeting, the size of the Board will be reduced to eight directors. At the Annual Meeting, our stockholders will elect eight directors to serve until our next annual meeting of stockholders and until their respective successors are elected and qualify. One of our directors, Peter Schwab, will not stand for re-election at the Annual Meeting.
•The Board seeks directors who represent a mix of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions.
•In nominating candidates, the Board considers a diversified membership in the broadest sense, including persons diverse in experience, gender and ethnicity.
•The Board does not discriminate on the basis of race, color, national origin, gender, religion, disability or sexual preference.
Our director nominees were nominated by the Board based on the recommendation of the Nominating and Corporate Governance Committee. They were selected on the basis of outstanding achievement in their professional careers, broad experience, personal and professional integrity, their ability to make independent analytical inquiries, financial literacy, mature judgment, high performance standards, familiarity with our business and industry, and an ability to work collegially. We also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards.
All nominees are presently directors of Rexford Industrial Realty, Inc. and each of the nominees has consented, if elected as a director, to serve until his or her term expires.

•Robert L. Antin* •Michael S. Frankel (Co-Chief Executive Officer) •Diana J. Ingram* •Angela L. Kleiman*	•Debra L. Morris* •Tyler H. Rose* (Lead Independent Director) •Howard Schwimmer (Co-Chief Executive Officer) •Richard Ziman (Chairman of the Board of Directors)

*Independent within the meaning of the New York Stock Exchange (“NYSE”) listing standards.
Your proxy holder will cast your votes for each of the Board’s nominees, unless you instruct otherwise. If a nominee is unable to serve as a director, your proxy holder will vote for any substitute nominee proposed by the Board.

The Board of Directors unanimously recommends that the stockholders vote “FOR” the eight nominees listed in this Proxy Statement.

2022 PROXY STATEMENT	15

CORPORATE GOVERNANCE AND BOARD MATTERS

Summary of Director Nominee Qualifications and Experience
The matrix below represents some of the key qualifications, skills and experience that we have identified as particularly valuable to the effective oversight of the Company and execution of our strategy, including with respect to each individual director nominee. The fact that a particular skill or qualification is not designated does not mean the director nominee does not possess that particular attribute. Rather, the skills and qualifications noted below are those reviewed by the Nominating and Corporate Governance Committee as part of the Board succession planning process. We believe the combination of the skills and qualifications shown below demonstrates our Board is well positioned to provide strategic advice and effective oversight to our management.

SKILLS/ EXPERIENCE

CEO /Executive Management experience brings leadership qualifications and skills to help our Board advise, support and oversee our management team across a range of governance, strategic, operational and financial matters.

Business Operations experience gives directors a practical understanding of developing, implementing and assessing our operating plan and business strategy.

ESG experience strengthens our Board’s oversight of environmental, social, governance, enterprise risk and resilience matters to achieve strategic business imperatives and long-term value creation for shareholders within a sustainable business model.

Other Public Company Board Service & Governance experience supports our goals of strong Board and management accountability, transparency and protection of shareholder interests.
Technology experience provides an advantage in leveraging digital technology to drive competitive strategy, innovation, revenue growth and business performance.
Financial/Capital Allocation experience is important in evaluating our financial statements and capital structure.
Financial Expertise/Literacy experience is important because it assists our directors in understanding and overseeing our financial reporting and internal controls.
REITs / Real Estate Industry experience is beneficial in understanding our investment opportunities, business model and structure and the issues facing real estate investment trusts.
Human Capital Management/Compensation experience assists our Board in overseeing executive compensation, succession planning and retaining talent.

16	REXFORD INDUSTRIAL

CORPORATE GOVERNANCE AND BOARD MATTERS

Director Nominees
Below is the biographical information about the director nominees, including the specific experience, qualifications, attributes and skills that led to our Board of Directors and Nominating and Governance Committee to conclude that each should be nominated to serve as a director.

Robert L. Antin INDEPENDENT Founder and Former Chairman, Chief Executive Officer and President, VCA Inc.
Age: 72 Director since: IPO Board committees: Compensation (Chair)	Other public company directorships: B. Riley Financial (NASDAQ: RILY); Heska Corporation (NASDAQ: HSKA)

BACKGROUND
•Board member since completion of 2013 IPO.
•Founder of VCA Inc. (“VCA”), formerly a publicly traded national animal healthcare company purchased in 2017 by Mars Inc., providing veterinary services, diagnostic testing and various medical technology products and related services to the veterinary market. Served as a CEO and President at VCA since its inception in 1986, and served as the Chairman of the Board from inception through September 2017.
•President, Chief Executive Officer, a Director and co-founder of AlternaCare Corp., a publicly held company that owned, operated and developed freestanding out-patient surgical centers from 1983-1985.
•Officer of American Medical International, Inc., an owner and operator of health care facilities from 1978 - 1983.
EDUCATION
•Bachelor’s degree from the State University of New York at Cortland.
•MBA with a certification in hospital and health administration from Cornell University.
SKILLS AND QUALIFICATIONS
Extensive experience as an executive at a public company which enables him to make significant contributions to the deliberations of the Board, especially in relation to operations, financings and strategic planning.

CEO/Executive Management	ESG	Financial/Capital Allocation	Human Capital Management/Compensation
Business Operations	Other Public Company Board Service & Governance	Financial Expertise/Literacy

Michael S. Frankel Co-Chief Executive Officer, Rexford Industrial Realty, Inc.
Age: 59 Director since: IPO Board committees: None	Other public company directorships: None

BACKGROUND
•Serves as Rexford Co-Chief Executive Officer and Board member since 2013 as part of Rexford formation transactions.
•Served as Chief Financial Officer of one of the management companies acquired as part of our formation transactions and as Managing Partner of Rexford Industrial LLC and Rexford Sponsor LLC.
•Career includes 18 years co-managing our predecessor and current businesses, which have exclusively focused on investing in infill Southern California industrial real estate.
•Prior to Rexford:
◦Served with LEK Consulting, providing strategic advisory services to several of the world’s leading investment institutions.
◦Responsible for investments at the private equity firm “C3,” a subsidiary of the Comcast Corporation (NASD: CMCSA).
◦Vice President at Melchers & Co., a European-based firm, responsible for Melchers’ U.S.-Asia operations, principally based in Beijing.
•Substantial international experience working in China, Southeast Asia and France, and speaks Mandarin and French.
•Licensed real estate broker in the state of California and a member of the Urban Land Institute.
•Serves on the Policy Advisory Board for the Fisher Center for Real Estate and Urban Economics at the University of California, Berkeley.
EDUCATION
•Bachelor of Arts degree in political economy from the University of California at Berkeley.
•Masters of Business Administration from the Harvard Business School.
SKILLS AND QUALIFICATIONS
Extensive executive management and finance experience in the real estate industry and an extensive knowledge of our Company and our operations.

CEO/Executive Management	ESG	Financial Expertise/Literacy	Human Capital Management/Compensation
Business Operations	Financial/Capital Allocation	REITs/Real Estate Industry

2022 PROXY STATEMENT	17

CORPORATE GOVERNANCE AND BOARD MATTERS

Diana J. Ingram INDEPENDENT Consulting Director, Oracle Consulting
Age: 64 Director since: April 2018 Board committees: Nominating and Corporate Governance (Chair)	Other public company directorships: None

BACKGROUND
•Senior business development, sales, and marketing leader with extensive background in information technology in the U.S., Latin American and global markets.
•Served as Consulting Director at Oracle Consulting since 2015, focused on helping corporate clients accelerate their transition to cloud computing and enhance their IT security posture.
•Ran Ingram & Associates, an independent consulting firm based in Los Angeles from 2013-2015.
•Executive Vice President and Head of Operations for the U.S. start-up of networking software company IBT /Realtime from 2012 to 2013. Held several key positions at IBM from 2004 to 2012, including Director of Security and Privacy Services, U.S.; Vice President of Global Sales for Wireless E-Business Solutions; Vice President of Telecommunications – Media Sector, Latin America and Director of Enterprise Content Management Software Sales, Americas.
•Senior Vice President and General Manager of Operations, West Region at Kinko's Inc., now part of FedEx from 2002 to 2003, overseeing 600 retail stores and 20 commercial print production centers, generating more than $1 billion in revenue annually.
•Serves on the boards of directors of Goodwill of Southern California (also serving as chair of the Diversity, Equity and Inclusion Committee), ECMC Group, Inc. and UCLA Foundation. Previous board service includes the International Women’s Forum, Southern California affiliate, Big Brothers Big Sisters, Los Angeles, the Los Angeles Urban League and the Coalition for Clean Air.
•Associate member of the International Information System Security Certification Consortium (ISC)².
EDUCATION
•Bachelor of Arts degree from Stanford University.
•Master of Business Administration from the Kellogg Graduate School of Management at Northwestern University.
SKILLS AND QUALIFICATIONS
Significant expertise in information technology and systems, service on other private boards and professional background and experience.

CEO/Executive Management	ESG	Financial Expertise/Literacy
Business Operations	Technology	Human Capital Management/Compensation

Angela L. Kleiman INDEPENDENT Senior Executive Vice President and Chief Operating Officer, Essex Property Trust

Age: 52 Director since: December 2021 Board committees: Audit	Other public company directorships: None

BACKGROUND
•Senior Executive Vice President and Chief Operating Officer of Essex Property Trust (NYSE: ESS) (“Essex”), a fully integrated real estate investment trust (REIT) and an S&P 500 company, since January 2021 after serving as Executive Vice President and Chief Financial Officer from 2015 to 2020 and managing the Essex Private Equity platform from 2009 to 2015.
•Prior to joining Essex, held roles in institutional investment management and investment banking including Senior Equity Analyst and Vice President of Investor Relations at Security Capital and Vice President within J.P. Morgan's Real Estate & Lodging Investment Banking Group.
•Began her career in real estate development management in 1991.
•Member of the National Association of Real Estate Investment Trusts (NAREIT) and the National Multifamily Housing Council.
EDUCATION
•Bachelor of Science degree from Northwestern University.
•Master of Business Administration degree from the Kellogg School of Management of Northwestern University.
SKILLS AND QUALIFICATIONS
Extensive real estate, finance and operations expertise and significant experience as an executive at a public real estate investment trust.

CEO/Executive Management	ESG	Financial/Capital Allocation	REITs/Real Estate Industry
Business Operations	Technology	Financial Expertise/Literacy	Human Capital Management/Compensation

18	REXFORD INDUSTRIAL

CORPORATE GOVERNANCE AND BOARD MATTERS

Debra L. Morris INDEPENDENT Executive Vice President, Chief Financial Officer, Apria, Inc.
Age: 63 Director since: December 2020 Board committees: Audit; Compensation	Other public company directorships: None

BACKGROUND
•Executive Vice President, Chief Financial Officer of Apria, Inc., a leading provider of integrated home healthcare equipment and related services in the United States, since March 2013.
•Prior to joining Apria, Inc., served as Chief Financial Officer—Americas for SITEL Worldwide Corporation, a global leader in business processing outsourcing, from 2010 to 2013.
•Served as a Partner of Tatum LLC, a national executive services firm, from 2004 to 2010 and as a Director from 2008 to 2010 and provided interim and permanent Chief Financial Officer services for companies contracted with Tatum LLC including Life Masters Supported Selfcare and RelaDyne.
•From 1999 to 2002, Chief Financial Officer of Caliber Collision Centers.
•Earlier career in progressively more responsible roles with CB Richard Ellis, including as Executive Vice President—Global Marketing and Integration and Executive Vice President—Global Chief Accounting Officer.
•Currently serves on the board and chairs the Audit Committee of ALC Schools, a provider of alternative student transportation for school districts nationwide.
EDUCATION
•Bachelor of Science in Business Administration from Colby Sawyer College in New London, New Hampshire.
SKILLS AND QUALIFICATIONS
Extensive finance and accounting expertise and extensive leadership experience.

CEO/Executive Management	ESG	Financial/Capital Allocation	REITs/Real Estate Industry
Business Operations	Technology	Financial Expertise/Literacy	Human Capital Management/Compensation

Tyler H. Rose LEAD INDEPENDENT DIRECTOR President, Kilroy Realty Corporation
Age: 61 Director since: February 2015 Board committees: Audit (Chair); Nominating and Corporate Governance	Other public company directorships: None

BACKGROUND
•Appointed Lead Independent Director.
•Serves as President of Kilroy Realty Corporation (NYSE: KRC) (“Kilroy”) since December 2020 after serving as Executive Vice President and Chief Financial Officer since 2009 and Senior Vice President and Treasurer from 1997 to 2009.
•Senior Vice President, Corporate Finance of Irvine Apartment Communities, Inc. from 1995 to 1997, and appointed Treasurer in 1996.
•Vice President, Corporate Finance of The Irvine Company from 1994 to 1995.
•Served in Real Estate Corporate Finance Group at J.P. Morgan & Co., from 1986-1992 and Vice President of the Australia Mergers and Acquisitions Group from 1992-1994.
•Early in career, served as a financial analyst for General Electric Company.
•Serves on the Policy Advisory Board for the Fisher Center for Real Estate and Urban Economics at the University of California, Berkeley.
EDUCATION
•Bachelor of Arts degree in Economics from the University of California, Berkeley.
•Business Administration degree from The University of Chicago Booth School of Business.
SKILLS AND QUALIFICATIONS
Extensive real estate, finance and accounting expertise and extensive experience as an executive at a public real estate investment trust.

CEO/Executive Management	ESG	Financial Expertise/Literacy	Human Capital Management/Compensation
Business Operations	Financial/Capital Allocation	REITs/Real Estate Industry

2022 PROXY STATEMENT	19

CORPORATE GOVERNANCE AND BOARD MATTERS

Howard Schwimmer Co-Chief Executive Officer, Rexford Industrial Realty, Inc.
Age: 61 Director since: IPO Board committees: None	Other public company directorships: None

BACKGROUND
•Serves as our Co-Chief Executive Officer and as a Board member since 2013 as part of our formation transactions.
•Served as Co-Founder and Senior Managing Partner of Rexford predecessor business since December 2001 and President of one of the management companies acquired as part of Rexford formation transactions.
•Served at various times as manager, executive vice president and broker of record for DAUM Commercial Real Estate from 1983-2001.
•Forty-year professional career dedicated entirely and exclusively to Southern California infill industrial real estate, including its acquisition, value-add improvement, management, sales, leasing and disposition.
•Extensive experience forming private and public real estate investment companies, managing real estate brokerage offices, serving on private, public and charitable boards and acquiring, repositioning, developing, leasing, selling and adding value to over 50 million square feet of industrial properties in Southern California.
•Serves on the USC Lusk Center Real Estate Leadership Council, is a former Board Chair of USC Hillel, and is the Chair of the Los Angeles Jewish Federation, Real Estate Principals Organization.
•Licensed California real estate broker.
EDUCATION
•Bachelor’s degree from the University of Southern California majoring in business with an emphasis in real estate finance and development.
SKILLS AND QUALIFICATIONS
Extensive executive management experience in the real estate industry and extensive knowledge of our Company and our operations.

CEO/Executive Management	ESG	Financial Expertise/Literacy	Human Capital Management/Compensation
Business Operations	Financial/Capital Allocation	REITs/Real Estate Industry

Richard Ziman Chairman of the Board, Rexford Industrial Realty, Inc.
Age: 79 Director since: IPO Board committees: None	Other public company directorships: None

BACKGROUND
•Serves as the Chairman of the Board since 2013 as part of the formation transactions in connection with IPO.
•Served as the Co-Founder and Chairman of Rexford predecessor business from inception in 2001.
•Industrial real estate experience comprises over forty years of industrial real estate investment experience overseeing his personal, family and foundation-related investments in Southern California.
•Founding Chairman and CEO of Arden Realty, Inc., a real estate investment firm focused on the commercial office real estate markets in infill Southern California from 1990-2006, when it was sold to GE Real Estate.
•Co-founded AVP Advisors, LLC and AVP Capital, LLC, the exclusive advisor to American Value Partners, a real estate fund of funds deploying capital on behalf of pension funds throughout the United States in 2006.
•Serves on the boards of directors of The Rosalinde and Arthur Gilbert Foundation and The Gilbert Collection Trust.
•Practiced law as a partner of the law firm Loeb & Loeb from 1971 to 1980, specializing in transactional and financial aspects of real estate.
•Established and endowed the Richard S. Ziman Center for Real Estate at the Anderson Graduate School of Management at the University of California at Los Angeles in 2001.
EDUCATION
•Bachelor’s degree and Juris Doctor degree from the University of Southern California.
SKILLS AND QUALIFICATIONS
Extensive executive management experience in the industrial real estate industry and in public companies and extensive knowledge of our Company and our operations.

CEO/Executive Management	ESG	Financial/Capital Allocation	REITs/Real Estate Industry
Business Operations	Other Public Company Board Service & Governance	Financial Expertise/Literacy	Human Capital Management/Compensation

20	REXFORD INDUSTRIAL

CORPORATE GOVERNANCE AND BOARD MATTERS

Current Director Not Standing for Reelection
Mr. Peter Schwab will retire from the Board effective at the Annual Meeting. The Board thanks Mr. Schwab for his distinguished service to the Company throughout the years.
Board Diversity
The drive to live and work with integrity is embedded in who we are as a company. Our culture of respect and excellence goes hand in hand with high standards of ethics, transparency and accountability. Our commitment to diversity begins with the Rexford Board. Our Board believes that diverse perspectives contribute to the effective decision-making that drives long-term value. Below presents a snapshot of the composition of our Board immediately following the Annual Meeting.

GENDER	ETHNICITY/RACE	AGE	TENURE

Board Evaluation and Selection
Nomination Process for Director Candidates
The Nominating and Corporate Governance Committee is, among other things, responsible for identifying and evaluating potential candidates and recommending candidates to the Board for nomination. The Nominating and Corporate Governance Committee is governed by a written charter, a copy of which is available on the Company Information—Governance Documents page of the Investor Relations section on our website at www.rexfordindustrial.com.
Assessment of Board Composition
The Nominating and Corporate Governance Committee regularly reviews the composition of the Board and whether the addition of directors with particular experiences, skills or characteristics would make the Board more effective. When a need arises to fill a vacancy or it is determined that a director possessing particular experiences, skills or characteristics would make the Board more effective, the Nominating and Corporate Governance Committee initiates a search. As a part of the search process, the Nominating and Corporate Governance Committee may consult with other directors and members of senior management and may hire a search firm to assist in identifying and evaluating potential candidates.
In accordance with the Corporate Governance Guidelines, the Board and each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee conducts an annual performance self-assessment with the purpose of increasing effectiveness of the Board and its committees.

2022 PROXY STATEMENT	21

CORPORATE GOVERNANCE AND BOARD MATTERS

Identification and Consideration of New Nominees

Review Desired Skills/Experience	Director Nominee Search	Evaluation of Candidates	Recommendations to Board
The Nominating and Corporate Governance Committee will evaluate needs of the Board and Company, and consider any necessary updates to Board composition and planning.	Potential candidates are recommended by: •Directors •Senior Management •Search Firms •Shareholders	The Nominating and Corporate Governance Committee will evaluate potential qualified candidates and conduct interviews.	The Nominating and Corporate Governance Committee will analyze background, independence and other qualifications of candidates and recommend potential nominees to the Board.

Selection by Board
The Board will evaluate and select director nominees based on the recommendations by the Nominating and Corporate Governance Committee, including additional interviews if appropriate.

When considering a candidate, the Nominating and Corporate Governance Committee reviews the candidate’s experiences, skills and characteristics. The Nominating and Corporate Governance Committee also considers whether a potential candidate would otherwise qualify for membership on the Board and whether the potential candidate would likely satisfy the independence requirements of the NYSE as described below.
Candidates are selected on the basis of outstanding achievement in their professional careers, broad experience, personal and professional integrity, their ability to make independent analytical inquiries, financial literacy, mature judgment, high performance standards, familiarity with our business and industry, and an ability to work collegially. Other factors include having members with various and relevant career experience and technical skills, and having a Board that is, as a whole, diverse. Where appropriate, we will conduct a criminal and background check on a candidate. In addition, at least one member of the Board should have the qualifications and skills necessary to be considered an “audit committee financial expert,” as this term has been defined by the SEC in Item 407(d)(5)(ii) of Regulation S-K.
All potential candidates are interviewed by the Chairman of the Board and Nominating and Corporate Governance Committee Chairwoman, and, to the extent practicable, the other members of the Nominating and Corporate Governance Committee, and may be interviewed by other directors and members of senior management as desired. In addition, the General Counsel and Secretary conducts a review of the director questionnaire submitted by the candidate. The Nominating and Corporate Governance Committee then meets to consider and approve the final candidates, and either makes its recommendation to the Board to fill a vacancy, or add an additional member, or recommends a slate of candidates to the Board for nomination for election as directors. The selection process for candidates is intended to be flexible, and the Nominating and Corporate Governance Committee, in the exercise of its discretion, may deviate from the selection process when particular circumstances warrant a different approach.

22	REXFORD INDUSTRIAL

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Stockholder Nominations
Stockholders may recommend candidates to our Board. The stockholder must submit a detailed resume of the candidate and an explanation of the reasons why the stockholder believes the candidate is qualified for service on our Board and how the candidate satisfies the Board’s criteria. The stockholder must also provide such other information about the candidate as would be required by the SEC rules to be included in a Proxy Statement. In addition, the stockholder must include the consent of the candidate and describe any arrangements or undertakings between the stockholder and the candidate regarding the nomination. The stockholder must submit proof of the stockholder’s holding of our common stock. All communications are to be directed to the Chairwoman of the Nominating and Corporate Governance Committee, c/o Rexford Industrial Realty, Inc., 11620 Wilshire Boulevard, Suite 1000, Los Angeles, California 90025, Attention: General Counsel and Secretary. For any annual meeting, recommendations received after 120 days prior to the anniversary of the date of the Proxy Statement for the prior year’s annual meeting will likely not be considered timely for consideration by the Nominating and Corporate Governance Committee for that annual meeting.
Corporate Governance
Board Structure and Composition
We have structured our corporate governance in a manner we believe closely aligns our interests with those of the long term interests of our Company and our stockholders. Notable features of our corporate governance structure include the following:
    Our Board is not classified, with each of our directors subject to re-election annually;
    We have a lead independent director with a well-defined role and robust responsibilities;
    Of the nine persons who currently serve on our Board, our Board has determined that six, or 66.7%, of our directors satisfy the listing standards for independence of the NYSE and Rule 10A-3 under the Exchange Act; the size of the Board will be reduced to eight directors as of the date of the Annual Meeting, with five, or 62.5%, of our directors satisfying such independence standards;
    Three of our directors qualify as “audit committee financial experts” as defined by the SEC;
    We have opted out of the business combination and control share acquisition statutes in the Maryland General Corporation Law (the “MGCL”); and
    We do not have a stockholder rights plan.
Our directors stay informed about our business by attending meetings of our Board and its committees and through supplemental reports and communications. Our independent directors meet regularly in executive sessions presided over by the lead independent director without the presence of our corporate officers or non-independent directors.
Board Leadership Structure
Our Board is currently chaired by Mr. Ziman, our Chairman. Our Board believes that Mr. Ziman’s service as our Chairman is in the best interests of our Company and our stockholders because Mr. Ziman possesses detailed and in-depth knowledge of the issues, opportunities and challenges we face. Our Board believes that his role as Chairman enables decisive leadership, ensures clear accountability and enhances our ability to communicate our message and strategy clearly and consistently to stockholders, employees and tenants. The Chairman role is balanced by the number of independent directors serving on our Board, our independent committee Chairs and our Lead Independent Director.

2022 PROXY STATEMENT	23

CORPORATE GOVERNANCE AND BOARD MATTERS

Lead Independent Director

Our Corporate Governance Guidelines provide that if the Chairman is not an Independent Director, the Board may annually appoint from amongst the Independent Directors a Lead Independent Director. Mr. Rose is currently our Lead Independent Director and brings to this role considerable skills and experience, as described above in his background section. The role of our Lead Independent Director is designed to further promote the independence of our Board and appropriate oversight of management and to facilitate free and open discussion and communication among the Independent Directors.
The responsibilities of our Lead Independent Director are clearly delineated in our Corporate Governance Guidelines and include:
•Advise on Board agenda, meeting materials and informational needs overseeing the conduct of the Company's business and evaluating whether the Company's business is being properly managed;
•Advise on information flow to the Board between regular meetings, including the scope, quality, quantity and timeliness of such information;
•Call and preside over executive sessions of the independent directors of the Board;
•Communicate feedback from executive sessions of the independent directors of the Board to management and the Chair of the Board; and
•Perform such other duties as the Board may delegate from time to time.
We believe this current leadership structure with a Chairman and a Lead Independent Director enhances our Board’s ability to provide insight and direction on important strategic initiatives and, at the same time, promotes effective and independent oversight of management and our business.

There are no material legal proceedings to which any director, officer or affiliate of the Company, any owner of record or beneficially of more than five percent of the Company’s voting securities, or any associate of any such director, officer, affiliate of the Company or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.
Board Independence
NYSE rules require companies whose securities are traded on the NYSE to have a majority of independent directors. These rules describe certain relationships that prevent a director from being independent and require a company’s board of directors to make director independence determinations in all other circumstances. The Company has also decided that no more than three management executives who are employed by the Company or who were employed by the Company in the previous three years may serve on the Board at the same time.
In accordance with the NYSE rules, the Board undertakes an annual review to determine which of its directors are independent. The review generally takes place in the first quarter of each year; however, directors are required to notify the Company of any changes that occur throughout the year that may impact their independence.
Based on the Board’s review, the Board has determined that six, or 66.7%, of our current nine directors are independent. The size of the Board will be reduced to eight directors as of the date of the annual stockholder meeting, with five, or 62.5%, of our directors being independent.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Meetings and Attendance

The Board held four regularly scheduled meetings in 2021 to review significant developments, engage in strategic planning and act on matters requiring Board approval. Each incumbent director attended 100 percent of the Board meetings and the meetings of committees on which he or she served, during the period that he or she served in 2021. The Board also acted by unanimous written consent on five occasions.

2021 Board Meetings 4 2021 Committee Meetings (Total) 12 2021 Director Attendance 100%

Executive Sessions of Non-Management Directors
Our non-management, independent directors typically meet without management present each time the full Board convenes for a meeting, or, to the extent present, each time a Board committee convenes for a regularly scheduled meeting. If the Board convenes for a special meeting, the non-management, independent directors will meet in executive session if circumstances warrant. During 2021 we did not have a lead independent director and so our independent directors selected Peter Schwab to preside over executive sessions of the Board. Beginning April 2022, our lead independent director, Mr. Rose, presides over executive sessions of the Board.
Board Attendance at Annual Meeting of Stockholders
While the Board understands that there may be situations that prevent a director from attending an annual meeting of stockholders, the Board encourages all directors to attend the Annual Meeting. Six of our directors attended our 2021 Annual Meeting of Stockholders.
Board Committees
Our Board has established three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The principal functions of each committee are briefly described below. We comply with the listing requirements and other rules and regulations of the NYSE, as amended or modified from time to time, with respect to each of these committees, and each of these committees is comprised exclusively of independent directors. Additionally, our Board may from time to time establish other committees to facilitate the management of our company.

Audit Committee Members Tyler H. Rose (Chair) Debra L. Morris Peter E. Schwab Angela Kleiman Attendance: 100% Meetings in 2021: 4 Acted by Unanimous Written Consent: 1 Report: Page 33
We have adopted an Audit Committee charter, which details the principal functions of the Audit Committee, including oversight related to:
•our accounting and financial reporting processes;
•the integrity of our consolidated financial statements and financial reporting process;
•our disclosure controls and procedures and internal control over financial reporting;
•our compliance with financial, legal and regulatory requirements;
•the evaluation of the qualifications, independence and performance of our independent registered public accounting firm;
•the performance of our internal audit function; and
•our overall risk profile.
The Audit Committee is also responsible for engaging an independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, including all audit and non-audit services, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls. The Audit Committee is also responsible for the Audit Committee report included in this Proxy Statement.
Our Board has determined that each of our Audit Committee members is “financially literate” as that term is defined by NYSE corporate governance listing standards.
We have further determined that each of Mr. Rose, Ms. Kleiman and Ms. Morris qualify as an “audit committee financial expert” as that term is defined by applicable SEC regulations and NYSE corporate governance listing standards.

2022 PROXY STATEMENT	25

CORPORATE GOVERNANCE AND BOARD MATTERS

Compensation Committee Members Robert L. Antin (Chair) Debra L. Morris Peter E. Schwab Attendance: 100% Meetings in 2021: 4 Acted by Unanimous Written Consent: 8 Report: Page 52
We adopted a Compensation Committee charter, which details the principal functions of the Compensation Committee, including:
•reviewing and approving, at least annually, the performance goals and objectives relevant to our Co-Chief Executive Officers’ compensation, evaluating our Co-Chief Executive Officers’ performance in light of such goals and objectives and determining and approving the remuneration of our Co-Chief Executive Officers based on such evaluation;
•reviewing and approving the compensation of all of our other officers;
•reviewing our executive compensation policies and plans;
•implementing and administering our incentive compensation equity-based remuneration plans;
•assisting management in complying with our Proxy Statement and annual report disclosure requirements;
•producing a report on executive compensation to be included in our annual Proxy Statement (if required); and
•reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.
The Compensation Committee may delegate its responsibilities to a subcommittee of the Compensation Committee, provided that such responsibilities do not pertain to matters involving executive compensation or certain matters determined to involve compensation intended to be “grandfathered” under the Tax Cuts and Jobs Act of 2017 (the “Tax Act”) as exempt from the limitation on deductibility of annual compensation over $1 million under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).
The Compensation Committee has the authority to retain legal and other advisors, to the extent it deems necessary or appropriate, and has retained Ferguson Partners Consulting (“Ferguson Consulting”) as its independent compensation consultant to provide the Compensation Committee with advice and guidance on the design and implementation of the Company’s executive compensation programs. Additional information concerning Ferguson Consulting and its services is set forth under “Executive Compensation-Compensation Discussion and Analysis.”

Nominating and Corporate Governance Committee Members Diana J. Ingram (Chair) Tyler H. Rose Peter E. Schwab Attendance: 100% Meetings in 2021: 5 Acted by Unanimous Written Consent: 2
We adopted a Nominating and Corporate Governance Committee charter, which details the principal functions of the Nominating and Corporate Governance Committee, including:
•identifying and recommending to the full Board qualified candidates for election as directors to fill vacancies on the Board or at any annual meeting of stockholders;
•developing and recommending to the Board corporate governance guidelines and implementing and monitoring such guidelines;
•reviewing and making recommendations on matters involving the general operation of the Board, including Board size and composition, and committee composition and structure;
•recommending to the Board nominees for each committee of the Board of Directors;
•facilitating the annual assessment of the Board’s performance as a whole and of the individual directors, as required by applicable law, regulations and NYSE corporate governance listing standards;
•overseeing the Board’s evaluation of the performance of management; and
•oversight of the Board’s evaluation of the ESG Committee, which oversight role was established pursuant to Board action.

26	REXFORD INDUSTRIAL

CORPORATE GOVERNANCE AND BOARD MATTERS

Shareholder Engagement
Robust shareholder engagement is valued at Rexford and we are committed to continuous engagement. We believe strong corporate governance includes proactive outreach and engagement to seek shareholder insights and to address inquiries. We maintain active and continuous dialogue with shareholders to ensure we consider a diversity of perspectives on topics including strategy, business performance, risk, human capital management, compensation practices and a broad range of ESG related discussions.

WHO WE ENGAGED WITH	HOW WE ENGAGED	FEEDBACK
Stockholders representing of our outstanding stock participated in meetings
•In-person and virtual one-on-one meetings with U.S. and international investors
•Investor and industry conferences
•Property tours
•ESG focused meetings
•Sell-side analysts meetings
•Quarterly earnings conference calls

We consider and share our shareholder feedback and trends and developments about corporate governance matters and other various topics with our Board and its Committees as we seek to enhance our governance and sustainability practices and improve our public disclosures.

Communications with the Board
Stockholders and other interested parties may write to the entire Board, the Lead Independent Director or any of its members at Rexford Industrial Realty, Inc., c/o David Lanzer, General Counsel and Secretary, 11620 Wilshire Boulevard, Suite 1000, Los Angeles, California 90025. Stockholders and other interested parties also may e-mail the Chairman, the Lead Independent Director, the entire Board or any of its members c/o David Lanzer, General Counsel and Secretary, at dlanzer@rexfordindustrial.com. The Board may not be able to respond to all stockholder inquiries directly. Therefore, the Board has developed a process to assist it with managing inquiries.
The General Counsel and Secretary will perform a review in the normal discharge of his duties to ensure that communications forwarded to the Chairman, the Lead Independent Director, the Board or any of its members preserve the integrity of the process. While the Board oversees management, it does not participate in day-to-day management functions or business operations and is not normally in the best position to respond to inquiries with respect to those matters. For example, items that are unrelated to the duties and responsibilities of the Board such as spam, junk mail and mass mailings, ordinary course disputes over fees or services, personal employee complaints, business inquiries, new product or service suggestions, resumes and other forms of job inquiries, surveys, business solicitations or advertisements will not be forwarded to the Chairman, the Lead Independent Director or any other director. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will not be forwarded to the Chairman, the Lead Independent Director or any other director and will not be retained. Such material may be forwarded to local or federal law enforcement authorities.
Any communication that is relevant to the conduct of our business and is not forwarded will be retained for one year and made available to the Chairman, the Lead Independent Director and any other independent director on request. The independent directors grant the General Counsel and Secretary discretion to decide what correspondence will be shared with our management and any personal employee communications may be shared with our human resources department if deemed appropriate. If a response on behalf of the Board is appropriate, we gather any information and documentation necessary for answering the inquiry and provide the information and documentation, as well as a proposed response, to the appropriate director(s). We also may attempt to communicate with the stockholder for any necessary clarification. Our General Counsel and Secretary (or his designee) reviews and approves responses on behalf of the Board in consultation with the applicable director(s), as appropriate.
Certain circumstances may require that the Board depart from the procedures described above, such as the receipt of threatening letters or e-mails or voluminous inquiries with respect to the same subject matter. Nevertheless, the Board considers stockholder questions and comments important, and endeavors to respond promptly and appropriately.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Board Risk Oversight
Strategic and Risk Oversight

BOARD
The Board is primarily responsible for overseeing the Company’s risk management processes. A portion of this responsibility has been delegated by the Board to each of the committees of the Board with respect to the assessment of the Company’s risks and risk management in its respective areas of oversight. The focus of each of the committees with respect to risk management is highlighted below.

AUDIT COMMITTEE	COMPENSATION COMMITTEE	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
•Has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures
•Risk oversight includes climate related risk and cybersecurity
•Monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function
•Is responsible for reviewing related party transactions as described below under “Review and Approval of Transaction with Related Persons”

•Assesses and monitors, with input from our management, whether any of our compensation policies and programs has the potential to encourage excessive risk-taking
•Reviews our policies related to payment of salaries and wages, benefits, bonuses, stock-based compensation and other compensation-related practices and considers the relationship between risk management policies and practices, corporate strategy and compensation

•Oversees Board processes
•Oversees governance-related risks
•Monitors the effectiveness of our Corporate Governance Guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct
•Assesses disclosure of ESG and climate change matters
•Oversees the Company’s culture, policies and strategies related to human capital management, including with respect to diversity and inclusion and pay equity

MANAGEMENT
Management identifies material risks, implements appropriate risk management strategies and integrates risk management into our Company processes and strategies. Management ensures that material risks are communicated to senior executives and the Board.

Both our Board and management have key responsibilities in strategic oversight and managing risk throughout the Company, as described below. Oversight of risks inherent in their respective areas of oversight are delegated to the various Board committees, with reporting of key strategies and risks to our Board at each quarterly Board meeting. Our Board believes that this structure is conducive to its risk oversight process.

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One of the key functions of our Board is informed oversight of our risk management process. Our Board administers this oversight function directly, with support from its three standing committees, the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee, each of which addresses risks specific to their respective areas of oversight. Audit Committee provides direct oversight of financial risk exposures, including management’s actions related to the Company’s exposure to climate related risk.
Human Capital Oversight
Our Board provides oversight of human capital management, receiving and discussing human resources updates during each quarterly Board meeting. The Nominating and Corporate Governance Committee provides direct oversight the Company’s culture, policies and strategies related to human capital management, including with respect to diversity and inclusion and other development initiatives, pay equity and employee engagement, excluding the compensation matters that are the express responsibility of the Board’s Compensation Committee pursuant to its charter.
Environmental Stewardship and ESG Oversight
Our Board oversees ESG, receiving and discussing ESG updates during each quarterly Board meeting. Additionally, in 2020 we established an ESG Committee that reports to our co-CEO’s. This committee’s role is to define and lead the Company’s ESG strategy and execution, assist and inform senior management, the Nominating and Corporate Governance Committee, and quarterly the Board on ESG reporting matters and our ESG program. The Nominating and Corporate Governance Committee provides direct oversight of the Company’s culture, policies and strategies related to human capital management, including with respect to diversity and inclusion and other development initiatives, pay equity and employee engagement, excluding the compensation matters that are the express responsibility of the Board’s Compensation Committee pursuant to its charter.
Cybersecurity Oversight
Board oversight of cybersecurity is enhanced through ongoing engagement by our independent director with information security experience who serves as the chairperson of our Nominating and Corporate Governance Committee. This director and a member of our Audit Committee provide director level oversight of information security and receive quarterly information security reports. The full Board receives information security updates at least annually from senior leadership. As part of its overall financial risk assessment, our Audit Committee reviews the Company’s cybersecurity, data privacy and other information technology risks, strategies to protect the Company’s business systems and information and responds to incidents.
Other Governance Principles
Governance Documents
Our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee charters, along with our Code of Business Conduct and Ethics and Corporate Governance Guidelines, are available on the Company Information—Governance Documents page of the Investor Relations section on our website at www.rexfordindustrial.com. In addition, these documents also are available in print to any stockholder who requests a copy from our Investor Relations Department at Rexford Industrial Realty, Inc., 11620 Wilshire Boulevard, Suite 1000, Los Angeles, California 90025, or by email at investorrelations@rexfordindustrial.com. (The Company’s website address provided above and elsewhere in this Proxy Statement is not intended to function as a hyperlink, and the information on the Company’s website is not and should not be considered part of this Proxy Statement and is not incorporated by reference herein.)
Code of Business Conduct and Ethics
Our Board formally approved a Code of Business Conduct and Ethics that applies to our officers, directors and employees. Among other matters, our Code of Business Conduct and Ethics is designed to deter wrongdoing and to promote:
•honest and ethical conduct, including the ethical handling of actual or potential conflicts of interest between personal and professional relationships;
•full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;
•compliance with applicable governmental laws, rules and regulations;

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CORPORATE GOVERNANCE AND BOARD MATTERS

•prompt internal reporting of violations of the code to appropriate persons identified in the code; and
•accountability for adherence to the code.
Any waiver of the Code of Business Conduct and Ethics for our directors, executive officers and other principal financial officers must be approved by the Board or the appropriate committee thereof, and any such waiver shall be promptly disclosed as required by law or NYSE regulations.
Director Compensation
The Compensation Committee with its independent compensation consultant conducts a review of our non-employee director compensation program on an annual basis, using the same peer group of similarly sized REITS/peers that are used for executive compensation comparisons. Any recommended changes to the program are then presented to the Board for their consideration and approval.
Our Board has approved a compensation program for our non-employee directors, which was in effect for calendar year 2021 (the “Director Compensation Program”). Our Co-CEOs do not receive any additional compensation for serving as directors. The Director Compensation Program consists of annual cash retainers and annual equity awards. The material terms of the Director Compensation Program are described below.
Elements of 2021 Non-Employee Director Compensation
Under the Director Compensation Program, for 2021, non-employee directors received:
We did not have a lead independent director in 2021, but, in 2022, Mr. Rose was appointed as the Board’s lead independent director. The annual cash retainer for the lead independent director is $10,000 (pro-rated for partial years of service).
Annual cash retainers for 2021 were paid quarterly in arrears. Each non-employee director serving on the Board as of the date of any annual meeting of stockholders who is re-elected for another year of service at such annual meeting is granted a restricted stock award on the date of the applicable annual meeting. Annual restricted stock awards made to non-employee directors in connection with our 2021 annual meeting had an approximate grant-date value of $110,000. Starting with our 2022 annual meeting, annual restricted stock awards will have an approximate value of $140,000. If a non-employee director is initially elected or appointed to serve on the Board during a term, he or she is granted (on the date of such initial election or appointment) a prorated portion of the annual restricted stock award. Each annual or prorated initial restricted stock award vests in full on the earlier of (1) the date of the annual meeting next following the grant date (regardless of whether the director is re-elected at such meeting, so long as the director serves through such meeting) and (2) the first anniversary of the grant date, subject to continued service through such meeting or such first anniversary, as applicable.

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2021 Director Compensation Table
The following table provides details regarding the 2021 compensation of our non-employee directors:

Name(1)	Fees Earned or Paid in Cash ($)(3)	Stock Awards ($)(4)	Total ($)
Robert L. Antin	100,000	109,964	209,964
Diana J. Ingram	95,000	109,964	204,964
Angela L. Kleiman(2)	—	45,827	45,827
Debra L. Morris	102,500	109,964	212,464
Tyler H. Rose	112,500	109,964	222,464
Peter E. Schwab(2)	110,000	109,964	219,964
Richard Ziman	155,000	109,964	264,964
(1)Howard Schwimmer and Michael S. Frankel, our Co-Chief Executive Officers, are not included in this table as they are employees of our Company and do not receive compensation for their services as directors. All compensation paid to Messrs. Schwimmer and Frankel for the services they provide to us is reflected in the Summary Compensation Table in this Proxy Statement.
(2)On December 24, 2021, (i) Mr. Schwab provided notice to the Company of his decision not to stand for re-election to the Board and to retire at the end of his term and (ii) Ms. Kleiman was appointed to the Board effective December 31, 2021.
(3)Amounts reflect, as applicable, annual cash retainers and committee chair fees, in each case, which were paid in respect of 2021 services. For all directors, fourth quarter 2021 fees were paid in January 2022.
(4)Represents 1,873 shares of restricted common stock granted to each of Messrs. Antin, Rose, Schwab and Ziman and Mses. Ingram and Morris on June 17, 2021, and a prorated grant of 565 shares of restricted stock granted to Ms. Kleiman on December 31, 2021. Amounts reflect the full grant-date fair value of restricted stock awards granted with respect to services performed in 2021, computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. Amounts ultimately realized in respect of these awards may be greater or less than the amounts shown in the table and may equal zero in the event that the awards do not vest. We provide detailed information regarding the assumptions used to calculate the value of all restricted stock awards made to directors in Note 14 to our consolidated financial statements contained in our Annual Report on Form 10-K filed on February 17, 2022. As of December 31, 2021, Messrs. Antin, Rose, Schwab and Ziman and Mses. Ingram and Morris each held 1,873 shares of our restricted common stock, and Ms. Kleiman held 565 shares of our restricted stock.
Director Stock Ownership Guidelines

In December 2021, we adopted revised stock ownership guidelines for our non-employee directors that increased their respective stock ownership requirements. Pursuant to the revised guidelines, our non-employee directors are required to hold a number of shares of Company stock having a market value equal to or greater than five times their annual cash retainer (not including any additional committee retainers and/or lead independent director retainers), increased from the prior requirement of three times their annual cash retainer. Our current non-employee directors have until December 31, 2026 to achieve these stock ownership requirements or, in the case of a new non-employee director, five years from his or her initial election to the Board. As of May 2, 2022, all our non-employee directors satisfied the stock ownership guidelines or had time remaining under the five-year period since first becoming a director to acquire the applicable level of ownership.

DIRECTOR STOCK OWNERSHIP GUIDELINES 5x Annual cash retainer

2022 PROXY STATEMENT	31

Audit Committee Matters

PROPOSAL NO. 2
Ratification of Independent Registered Public Accounting Firm
The Audit Committee appointed Ernst & Young LLP as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2022. Ernst & Young LLP has served as our independent registered public accounting firm since 2012, prior to our initial public offering. In order to ensure continuing auditor independence, the Audit Committee and Ernst & Young LLP rotate the lead audit engagement partner every five years.
Annual Evaluation and Selection of Independent Auditors
The Audit Committee reviews the performance of the independent registered public accounting firm annually. In making the determination to re-appoint Ernst & Young LLP for 2022, the Audit Committee considered, among other factors, the independence and performance of Ernst & Young LLP, the appropriateness of Ernst & Young LLP’s fees and the quality and candor of Ernst & Young’s communications with the Audit Committee and management.
Benefits of Tenure
The Audit Committee and the Board believe that the continued retention of Ernst & Young LLP to serve as our independent public accountant is in the best interest of the company and our stockholders. The benefits of tenure include the following:
•Higher audit quality through deeper knowledge of our business, accounting policies and practices, and internal control over financial reporting.
•Consistency in critical focus areas and communications to Audit Committee and Board.
We expect that representatives of Ernst & Young LLP will attend the Annual Meeting and will have the opportunity to make a statement if they so desire and to respond to appropriate questions.
Although stockholder ratification is not required, the appointment of Ernst & Young LLP is being submitted for ratification at the Annual Meeting with a view towards soliciting stockholders’ opinions, which the Audit Committee will take into consideration in future deliberations. If Ernst & Young LLP’s selection is not ratified at the Annual Meeting, the Audit Committee will consider the engagement of another independent registered accounting firm. The Audit Committee may terminate Ernst & Young LLP’s engagement as our independent registered public accounting firm without the approval of our stockholders whenever the Audit Committee deems termination appropriate.

Our Board of Directors recommends a vote “FOR” the ratification of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

32	REXFORD INDUSTRIAL

AUDIT COMMITTEE MATTERS

Principal Accountant Fees and Services
Ernst & Young LLP’s fees for the fiscal years ended December 31, 2021 and 2020 were as follows:

	Fiscal Year Ended December 31
	2021	2020
Audit Fees	$1,382,000	$1,309,000
Audit-Related Fees	2,000	2,000
Tax Fees	661,000	641,000
All Other Fees	—	—
Total Fees	$2,045,000	$1,952,000
A description of the types of services provided in each category is as follows:
Audit Fees—Includes fees for professional services provided in connection with the annual audit of our financial statements and internal control over financial reporting, review of our quarterly financial statements, and SEC registration statements and securities offerings.
Audit-Related Fees—Includes fees to access the accounting research database.
Tax Fees—Includes tax return preparation and other tax planning services in the period the services occurred.
All of the services performed by Ernst & Young LLP were either expressly pre-approved by the Audit Committee or were pre-approved in accordance with the Audit Committee Pre-Approval Policy, and the Audit Committee was provided with regular updates as to the nature of such services and fees paid for such services.
Audit Committee Pre-Approval Policy
The Audit Committee’s policy is to pre-approve all significant audit and permissible non-audit services provided by our independent auditors. These services may include audit services, audit-related services, tax services and other services.
Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.
Audit Committee Report
The information contained in this Report of the Audit Committee shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing (except to the extent that we specifically incorporate this information by reference) and shall not otherwise be deemed “soliciting material” or “filed” with the SEC or subject to Regulation 14A or 14C, or to the liabilities of Section 18 of the Exchange Act (except to the extent that we specifically incorporate this information by reference).
Although the Audit Committee of the Board of Directors (the “Audit Committee”) oversees the financial reporting process of Rexford Industrial Realty, Inc., a Maryland corporation (the “Company”), on behalf of the Board of Directors of the Company (the “Board”), consistent with the Audit Committee’s written charter, management has the primary responsibility for preparation of the Company’s consolidated financial statements in accordance with generally accepted accounting principles and the reporting process, including disclosure controls and procedures and the system of internal control over financial reporting. The Company’s independent registered public accounting firm is responsible for auditing the annual financial statements prepared by management.

2022 PROXY STATEMENT	33

AUDIT COMMITTEE MATTERS

The Audit Committee has reviewed and discussed with management and the Company’s independent registered public accounting firm, Ernst & Young LLP, the Company’s December 31, 2021 audited financial statements. Prior to the commencement of the audit, the Audit Committee discussed with the Company’s management and independent registered public accounting firm the overall scope and plans for the audit. Subsequent to the audit and each of the quarterly reviews, the Audit Committee discussed with the independent registered public accounting firm, with and without management present, the results of their examinations or reviews, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of specific judgments and the clarity of disclosures in the consolidated financial statements.
In addition, the Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee discussed with the independent registered public accounting firm its independence from the Company and considered the compatibility of non-audit services with its independence.
Based upon the reviews and discussions referred to in the foregoing paragraphs, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the Securities and Exchange Commission.
The foregoing report has been furnished by the Audit Committee as of May 2, 2022.
Tyler H. Rose, Chairman
Angela L. Kleiman
Debra L. Morris
Peter E. Schwab

34	REXFORD INDUSTRIAL

Executive Compensation Matters

PROPOSAL NO. 3
Advisory Vote on the Compensation of the Named Executive Officers (“Say-on-Pay Vote”)
As required by Section 14A of the Exchange Act, we are providing our stockholders with a vote at the Annual Meeting to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC.
The stockholder vote on named executive officer compensation, commonly known as a “say-on-pay” vote, is an advisory recommendation only, and it is not binding on the Company or our Board or Compensation Committee. The Company has previously determined to hold a “say-on-pay” advisory vote every year. As discussed in Proposal 4 below, the Board is recommending that our stockholders vote for “ONE YEAR” as the frequency of our future say-on-pay votes. Unless the Board modifies its determination on the frequency of future “say-on-pay” advisory notes, our next advisory “say-on-pay” vote (following the non-binding “say-on-pay” advisory vote at this Annual Meeting) is expected to occur at our 2023 annual meeting of stockholders.
As described more fully in the “Compensation Discussion and Analysis” section of this Proxy Statement, our executive compensation program is designed to enable us to attract, motivate and retain individuals with superior ability, experience and leadership capability to deliver on our annual and long-term business objectives necessary to create long-term stockholder value. We encourage stockholders to read the “Compensation Discussion and Analysis” section of this Proxy Statement, which describes in detail how our executive compensation policies and procedures operate and are intended to operate in the future.
We are asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This proposal gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. As an advisory approval, this proposal is not binding upon us or our Board. However, the Compensation Committee, which is responsible for the design and administration of our executive compensation program, values the opinions of our stockholders expressed through the vote on this proposal. The Compensation Committee will consider the outcome of this vote in making future compensation decisions for our named executive officers.
Accordingly, we ask that our stockholders vote “FOR” the following resolution:

“RESOLVED, that the stockholders of Rexford Industrial Realty, Inc. approve, on an advisory basis, the compensation of Rexford Industrial Realty’s named executive officers for the year ended December 31, 2021, as described in the Compensation Discussion & Analysis and disclosed in the Summary Compensation Table and related compensation tables and narrative disclosure set forth in Rexford Industrial Realty’s Proxy Statement.”

Our Board of Directors unanimously recommends that stockholders vote “FOR” the advisory resolution approving the compensation of the named executive officers for the fiscal year ended December 31, 2021, as more fully disclosed in this Proxy Statement.

2022 PROXY STATEMENT	35

EXECUTIVE COMPENSATION MATTERS
Executive Officers
With respect to our fiscal year 2021, Rexford Industrial Realty, Inc.’s executive officers are as follows:

Name	Position	Age
Howard Schwimmer	Co-Chief Executive Officer and Director	61
Michael S. Frankel	Co-Chief Executive Officer and Director	59
Laura Clark	Chief Financial Officer	42
David Lanzer	General Counsel and Secretary	49
The following section sets forth certain background information regarding those persons currently serving as executive officers of Rexford Industrial Realty, Inc., excluding Howard Schwimmer and Michael S. Frankel, who are described on pages 20 and 17, respectively under the heading “Director Nominees”:

Laura Clark Chief Financial Officer Age: 42
BACKGROUND
•Serves as our Chief Financial Officer since September 2020.
•Served as Senior Vice President, Capital Markets at Regency Centers, (NASDAQ: REG) a publicly traded retail real estate investment trust and S&P 500 Index member from 2017-2020 and Vice President, Financial Services from 2012-2017, overseeing all operational analysis, budgeting and reporting for the West region portfolio.
•Prior roles include institutional sales and equity research at Green Street Advisors, Vice President, Capital Markets at Iron Tree Capital and Vice President at Inland Capital Markets Group.
•Holds the Chartered Financial Analyst (CFA) designation.
•Brings to the Company 20 years of finance, accounting, real estate and operations experience.
EDUCATION
•Bachelor of Science degree in finance from DePaul University Chicago.
•Master of Business Administration degree from Ball State University.

David Lanzer General Counsel and Secretary Age: 49
BACKGROUND
•Serves as our General Counsel and Secretary since March 2016.
•Served as First Vice President and Senior Counsel of Prologis, Inc. (NYSE: PLD), the world’s largest industrial real estate investment trust from 2010-2016.
•Served as Vice President and Deputy General Counsel and a Market Officer at Lauth Group, Inc., a privately held, national development and construction firm that has developed in excess of $3 billion of industrial, office, retail and healthcare projects across the United States from 2002-2009.
•Began legal career as an attorney with the Indianapolis law firm of Wooden & McLaughlin LLP.
•Brings to the Company 24 years of real estate and legal experience.
EDUCATION
•Bachelor of Arts, with distinction, in Political Science at Purdue University, West Lafayette.
•Doctor of Jurisprudence at Indiana University, Bloomington.

36	REXFORD INDUSTRIAL

EXECUTIVE COMPENSATION MATTERS
Compensation Discussion and Analysis
The “Compensation Discussion and Analysis” section of this Proxy Statement presents the detailed compensation arrangements for our NEOs for fiscal year 2021, which were determined by the Compensation Committee. For the fiscal year ended December 31, 2021, our NEOs and their titles were as follows:

Howard Schwimmer	Michael S. Frankel	Laura Clark	David Lanzer
Co-Chief Executive Officer	Co-Chief Executive Officer	Chief Financial Officer	General Counsel and Secretary
Compensation Philosophy and Objectives
The fundamental principles that drive the compensation decisions of our Compensation Committee are to encourage high performance, promote accountability and assure that the interests of our executives are aligned with the long-term interests of our Company and its stockholders.
The Company believes that our current executive compensation program represents a balanced, pay-for-performance structure, based on its inclusion of the following key features:
•We continued use of a performance-based long-term incentive award program in 2021 that only provides tangible value to our executives upon the creation of significant absolute stockholder value (measured by absolute TSR and relative TSR performance) and growth in core funds from operations (“FFO”) per diluted share (discussed below) over a three-year performance period.
•Approximately 92% of the 2021 target pay opportunity for our Co-Chief Executive Officers was variable and/or at-risk subject to the achievement of meaningful Company and/or individual performance goals.
•In 2021, we established a short-term incentive bonus program that directly tied 70% of our NEO’s annual cash bonuses to pre-established formulaic quantitative performance goals and 30% to qualitative performance measures and included stated threshold, target and maximum payouts for each NEO.

2022 PROXY STATEMENT	37

EXECUTIVE COMPENSATION MATTERS

2021 Compensation Highlights
The key elements of our 2021 compensation program for our NEOs are as follows:

Pay Element Allocation		Compensation Type
CEO	Average Other NEOs		Objective	Key Characteristics
		Fixed Cash	Provide base pay level that is commensurate with our NEOs’ positions and provide competitive fixed pay to attract and retain our NEOs.	Reviewed annually and adjusted when appropriate.
		Variable Incentive Cash and Equity	Incentivize the attainment of short-term Company objectives (that align the interests of our NEOs with those of our stockholders) and individual contributions to the achievement of those objectives for the year.
Variable compensation weighted 70% on pre-established quantitative measures:
•Core FFO per diluted Share (35%)
•Consolidated Portfolio NOI Growth (35%)
Weighted 30% on qualitative measures in recognition of the unique challenges of managing the Company through the ongoing COVID-19 pandemic.

Service-Vesting LTIP Units		Variable Incentive Equity	Align the interests of NEOs with long-term stockholder value. Promote retention by requiring continued employment over a multi-year period as a condition to vesting.
•Grant size was determined based on a detailed retrospective review of the Company’s overall annual performance and the compensation levels of the individual NEO in comparison to our Executive Compensation Peer Group.
•Vest ratably over a three-year period.

Performance-Vesting LTIP Units		Variable Incentive At-Risk Equity
Motivate and reward NEOs for performance on key long-term measures.
Enhance the overall pay-for-performance structure of our executive compensation program and align the interests of NEOs with long-term stockholder value.
Promote retention by requiring continued employment over a multi-year performance period.

Only provides tangible value upon the creation of meaningful long-term stockholder value and growth in Core FFO per diluted share above specified hurdles over a three-year performance period.
2021 awards are based on achievement of:
•Company’s absolute TSR
•Company’s TSR performance relative to a peer group (the Dow Jones Equity All REIT Index)
•Company’s growth in Core FFO per diluted share
•Cliff vest following the end of a three-year performance period.

CEO Pay Mix
The Compensation Committee believes that compensation should be at-risk and heavily dependent upon the achievement of rigorous and objective performance requirements. As illustrated below, approximately 92% of the Co-CEOs’ target total direct compensation is variable and/or at-risk subject to the Company’s performance and continued employment over applicable earnings/vesting periods. Although the Compensation Committee does not target any particular percentile of our Executive Compensation Peer Group, the overall compensation program is designed to result in total direct compensation that is at the high end of the peer range and attractive relative to compensation available at competitors if the Company’s performance exceeds expectations and is above that of our peers. Conversely, if the Company’s performance is below expectations and peer levels, the intended result is total direct compensation that is at the low end of the peer range and is less than those amounts paid at our peers.

38	REXFORD INDUSTRIAL

EXECUTIVE COMPENSATION MATTERS
Total direct compensation refers to the compensation required to be disclosed in our Summary Compensation Table for 2021, excluding amounts identified as “all other compensation” because such amounts are not typically considered in the Compensation Committee’s annual compensation decisions in light of the relative immateriality of such amounts as compared to overall CEO compensation.
The following chart shows the allocation of the fiscal year 2021 target total direct compensation for the Co-Chief Executive Officers.
2021 TARGET TOTAL DIRECT COMPENSATION - CO-CEOs

50%
Performance Unit Awards (At-Risk)
8%
Base Salary
14%
Annual Bonus
28%
Time-Based LTIP Unit Awards
92%
Variable Incentive Awards

Stockholder Engagement; Say-on-Pay Vote
At the Company’s 2021 annual meeting of stockholders, stockholders were provided the opportunity to cast an advisory vote approving the compensation programs for our NEOs (“say-on-pay”). That say-on-pay proposal received support from approximately 84% of the shares present and entitled to vote at the annual meeting, indicating strong stockholder approval of the compensation paid to our NEOs.
Since January 1, 2021, we have engaged with stockholders who together own nearly 87% of the Company’s outstanding common stock on a variety of topics (including market conditions, corporate strategy and corporate governance practices, shareholder rights, the Company’s diversity initiatives and environmental sustainability) at various investor and industry meetings and teleconferences, which were attended by some or all of our NEOs. These discussions helped us better understand, among other things, our stockholders’ views regarding the Company’s compensation programs. Given the consistency of what we heard in these discussions, we believe the views of these stockholders are reflective of our broader stockholder base. We believe the positive input received through our engagement efforts and the high level of support for our say-on-pay proposal are an affirmation of the structural soundness of our executive compensation program. As such, the Compensation Committee approved our executive compensation program for 2021 without making any significant changes compared to our executive compensation program for 2020. The Compensation Committee will continue to consider the outcome of stockholder engagement and the Company’s say-on-pay votes when making future compensation decisions for our NEOs.

2022 PROXY STATEMENT	39

EXECUTIVE COMPENSATION MATTERS

Our Compensation Best Practices
Based on the following elements of compensation, we believe that our current executive compensation program represents a balanced, state-of-the-art structure, appropriately focused on pay-for-performance:

WHAT WE DO	WHAT WE DON’T DO
Align compensation design and practices with stockholder long-term interests and pay and performance	Maintain compensation programs that encourage excessive risk taking
Provide significant variable pay linked to performance	Allow hedging or pledging of company stock
Use an independent compensation consultant	Provide excise tax gross-ups
Review our peer group annually	Pay any significant or excessive perquisites
Double-trigger change-in-control provisions
Minimum stock ownership guidelines
Have a compensation clawback policy for NEOs
Regular engagement with investors

Our Focus on Pay-for-Performance
Based on the following elements of compensation, we believe that our current executive compensation program represents a balanced, state-of-the-art structure, appropriately focused on pay-for-performance:
Our Compensation Decision Making Framework
Compensation Program Objectives and Rewards
The objectives of the Company’s executive compensation program are as follows:

Motivate, attract and retain qualified executives who drive, and who are committed to, the Company’s mission, performance and culture.	+
Create a fair, reasonable and balanced compensation program that rewards NEOs’ performance and contributions to the Company while closely aligning the interests of the NEOs with the long-term interests of the Company and its stockholders.
+
Provide total direct compensation to our NEOs that is competitive with total direct compensation paid by real estate investment trusts comparable to our Company in order to enhance the Company’s retention of key executives and to contribute towards the maintenance of a positive, team-oriented corporate culture.

What Our Compensation Program is Designed to Reward and Promote
The Company’s compensation program rewards superior corporate performance as well as individual NEO contributions to the Company’s annual and long-term goals. Short-term incentive bonuses focus on retention and driving value over a one-year period, while long-term equity-based awards are designed to promote retention, further align pay with performance and contribute towards long-term stockholder value accretion.

40	REXFORD INDUSTRIAL

EXECUTIVE COMPENSATION MATTERS
We believe that the Company’s executive compensation program design features assist in rewarding and promoting the following:
•Goals aligned with the Company’s and its stockholders’ long-term interests as well as the Company’s annual operating and strategic plans in a manner designed to avoid excessive risk taking;
•Base salaries consistent with each executive’s responsibilities and competitive with peer salary levels, furthering retention objectives and providing a reasonable level of financial security (thus discouraging excessive risk-taking);
•A significant portion of each executive’s compensation tied to the future share performance of the Company, thus aligning their long-term interests with those of our stockholders;
•Equity compensation and vesting periods for equity awards that encourage executives to remain employed and focus on sustained, long-term share price appreciation; and
•A balanced mix between cash and equity compensation designed to encourage strategies and actions that are in the long-term best interests of the Company and stockholders.
Roles and Responsibilities
Role of Management and the Chief Executive Officers in Setting Executive Compensation
On an annual basis, our Compensation Committee and Co-CEOs consider market competitiveness, business results, experience and individual performance in evaluating executive compensation. Our Co-CEOs are engaged in setting target compensation for our other NEOs and for other executives, including discussing individual performance of the other executives and recommending Compensation Committee approval of the compensation for their executive team. All decisions affecting executive compensation are ultimately made by the Compensation Committee.
Role of the Compensation Consultant
In 2021, the Compensation Committee engaged the continued services of outside independent compensation consultant, Ferguson Consulting. Ferguson Consulting was engaged to assist the Compensation Committee in determining the appropriate amounts, types and mix of compensation for our executive officers in order to achieve the overall objectives as described above. The Compensation Committee, with the help of Ferguson Consulting, reviews the compensation practices of other REITs/peers in order to evaluate market trends and compare our compensation programs with our competitors. Based in part on this data and analysis provided by Ferguson Consulting, the Compensation Committee develops a compensation plan that is intended to maintain the link between corporate performance and stockholder returns while being generally competitive within our industry.
In its 2021 compensation report, Ferguson Consulting recommended, based on its review of the Executive Compensation Peer Group analysis, current industry trends, existing employment agreements and other factors specifically related to the Company, the level of base salary and target short-term incentive cash bonus compensation to be set for each NEO as well as the amount of target long-term equity awards to be granted to each NEO. Based on the Company’s and each individual’s overall performance relative to the Executive Compensation Peer Group and the unique circumstances associated with any individual executive, the Compensation Committee in consultation with Ferguson Consulting determines an appropriate level of target total direct annual compensation, although no particular Executive Compensation Peer Group percentile is targeted for any of our NEOs. The Compensation Committee considered Ferguson Consulting recommendations and peer group analysis when determining base salaries, annual incentives and long-term incentives.
Determination of Compensation Consultant’s Objectivity
The Compensation Committee recognizes that it is essential to receive objective advice from an independent compensation consultant. Accordingly, Ferguson Consulting’s services to the Compensation Committee and the Company in 2021 were limited to review and advice with respect to matters related to structuring and implementing our executive compensation program, director compensation program and with respect to the 2021 Proxy Statement. In addition, the Compensation Committee has the sole authority to retain and terminate Ferguson Consulting as its compensation consultant and approve fees and other engagement terms. Other than providing the advice as described above, Ferguson Consulting did not provide any services to the Company in 2021. The Compensation Committee has considered the independence of Ferguson Consulting, consistent with the requirements of NYSE, and has determined that Ferguson Consulting is independent. Further, pursuant to SEC rules, the Company conducted a conflicts of interest assessment and determined that there is no conflict of interest resulting from retaining Ferguson Consulting.

2022 PROXY STATEMENT	41

EXECUTIVE COMPENSATION MATTERS

Importance of the Peer Group
Based upon the recommendations of Ferguson Consulting, the Company considered the following parameters in selecting our Executive Compensation Peer Group:
•Include industrial-focused REITs and real estate companies that invest in properties in high barrier-to-entry markets, including diversified REITs with a large industrial portfolio; and
•Include additional REITs comparable in terms of size within an approximate range of 0.25x to 3.00x the size of the Company in terms of implied equity market capitalization (approximately $3 billion - $40 billion).
•Benchmark utilizing an assessment of the average of the two senior-most NEOs across the Executive Compensation Peer Group as reference points relative to the Company’s Co-CEO structure.
In 2021, the following changes were made to the Executive Compensation Peer Group.

Peers removed from the Executive Compensation Peer Group	Peers added to the Executive Compensation Peer Group
-	+
•None	•Alexandria Real Estate Equities, Inc. •Boston Properties, Inc.

There were no peers removed in the latest Executive Compensation Peer Group assessment, although VEREIT, Inc., will be removed next year due to its recently being acquired. Alexandria Real Estate Equities, Inc. and Boston Properties, Inc. were added to the Executive Compensation Peer Group based on their appropriate size and operations in high barrier-to-entry markets.
The following table provides a current list of each company in our Executive Compensation Peer Group and a summary of the parameters that qualifies each company as an appropriate peer:

Company	Implied Equity Market Cap ($ million)(1)	Peer Based on Size Parameter of $3B - $40B	Peer Based on Industrial Portfolio Parameter
Alexandria Real Estate Equities, Inc.	35,237.5	✓
Duke Realty Corporation	25,354.6	✓	✓
Boston Properties, Inc.	19,872.5	✓
Rexford Industrial Realty, Inc.	13,519.2
STORE Capital Corporation	9,403.9	✓	✓
EastGroup Properties, Inc.	9,378.9	✓	✓
First Industrial Realty Trust. Inc.	8,917.4	✓	✓
Americold Realty Trust	8,797.0	✓	✓
Vornado Realty Trust	8,662.8	✓
STAG Industrial, Inc.	8,601.1	✓	✓
Kilroy Realty Corporation	7,816.7	✓
Douglas Emmett, Inc.	6,888.6	✓
PS Business Parks, Inc.	6,426.6	✓	✓
Terreno Realty Corporation	6,354.4	✓	✓
SL Green Realty Corp.	4,662.0	✓
Lexington Realty Trust	4,446.8	✓	✓
Hudson Pacific Properties, Inc.	3,763.8	✓
Kennedy-Wilson Holdings, Inc.	3,294.4	✓
VEREIT, Inc. (2)	N/A	✓	✓
(1)Per S&P Global Market Intelligence; as of December 31, 2021. Implied equity market cap is calculated as follows: (common shares outstanding + convertible operating partnership units outstanding) multiplied by closing stock price on December 31, 2021.
(2)VEREIT, Inc. was acquired by Realty Income in November 2021. Implied equity market cap on last day of trading was $11,526 ($ millions).

42	REXFORD INDUSTRIAL

EXECUTIVE COMPENSATION MATTERS
Compensation Risk Assessment
Consistent with SEC disclosure requirements, our Compensation Committee, with input from our management, assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. In considering our employee compensation policies and practices, the Compensation Committee reviews our policies related to payment of salaries and wages, benefits, bonuses, stock-based compensation and other compensation-related practices and considers the relationship between risk management policies and practices, corporate strategy and compensation. We do not believe that our compensation program creates risks that are reasonably likely to have a material adverse effect on the Company.
In reaching our conclusion, we considered the following aspects of our executive compensation plans and policies among others:
•We evaluate performance based upon the achievement of a variety of business objectives and goals;
•We use a balanced equity compensation mix comprised of performance-based and time-based full value equity awards that lessens the likelihood that executives will take unreasonable risks to keep their equity awards “in-the-money,” as may be the case with equity compensation programs that rely solely on leveraged market-based equity compensation vehicles such as stock options;
•We provide a significant portion of incentive compensation in the form of long-term incentive awards. The amounts that ultimately may be earned are tied to how we perform over a multi-year period, which focuses management on sustaining our long-term performance;
•We structure payouts under our performance-based awards based on achieving a minimum level of performance, so that some compensation is awarded at levels below full target achievement rather than an “all-or-nothing” approach;
•We provide a significant portion of each executive’s annual compensation in the form of equity-based compensation, and executives are required to maintain sizable holdings of equity in the Company under the terms of our equity ownership guidelines, which aligns an appropriate portion of their personal wealth to our long-term performance; and
•We adopted a “clawback” policy described below for recoupment of incentive payments made to our executive officers if payment was based on having met or exceeded performance expectations during a period for which the Company is required to prepare an accounting restatement due to its material noncompliance with any financial reporting requirement under U.S. securities laws as a direct result of an executive officer’s fraudulent or willful misconduct.
Accordingly, although a significant portion of our executives’ compensation is performance-based and “at-risk,” we believe our executive compensation programs are appropriately structured and do not pose a material risk to the Company.
Elements of Our Compensation
The Company’s primary components of compensation for its executive officers continued in 2021 to be base salary, annual short-term incentive bonuses and annual grants of long-term equity-based incentive compensation. We have no pre-established policy or target for the allocation between cash and non-cash incentive compensation or between short-term and long-term compensation, although the Company attempts to keep total cash compensation within the Company’s fiscal year budget while reinforcing its pay-for-performance philosophy.
The Company seeks to maintain a competitive total compensation package that aligns the economic interest of the executives with that of stockholders while maintaining sensitivity to multiple factors including the Company’s fiscal year budget, annual accounting cost and the impact to share dilution.
Base Salary
Consistent with the Company’s philosophy of tying pay to performance, our NEOs receive most of their overall targeted compensation in a form other than base pay. Although the Compensation Committee does not set base salary levels equal to any specific percentile of base salaries paid to comparable officers in the Executive Compensation Peer Group, the NEOs are paid an amount in the form of base pay within a competitive range of base salaries paid to such comparable officers in the Executive Compensation Peer Group and sufficient to attract skilled executive talent and maintain a stable management team.

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In 2021, the Compensation Committee approved increases to the base salaries of our NEOs, by 11% relative to 2020 for Messrs. Schwimmer and Frankel, by 37% relative to 2020 for Ms. Clark, and by 13% relative to 2020 for Mr. Lanzer based on the Company’s and each individual’s overall performance relative to the Executive Compensation Peer Group and significant growth in Company size based on the Company’s market capitalization. Further to Ms. Clark’s increase, it was determined that her base salary was under market in comparison to peers and a larger increase (in comparison to the other NEOs) was appropriate to maintain competitiveness and internal parity.

Named Executive Officer	2020 Base Salaries	2021 Base Salaries	Year-over-Year Base Salary Increase (2020-21)
Howard Schwimmer	$675,000	$750,000	11%
Michael S. Frankel	$675,000	$750,000	11%
Laura Clark	$365,000	$500,000	37%
David Lanzer	$375,000	$425,000	13%
Annual Incentive Compensation
2021 Short-Term Incentive Bonus Program
In 2021, short-term incentive bonuses were designed to incentivize management to attain Company performance goals for the year in a manner that further aligns the interests of our NEOs with those of our stockholders and to recognize the unique challenges of managing the Company through the COVID-19 pandemic. The Compensation Committee met and discussed bonus opportunities and metrics as the pandemic and its impact on the overall economy, REITs and the Company continued to evolve. With a Southern California based real estate portfolio, the Company continued to face challenges, including limitations on certain in-person activities imposed on our employees and where numerous local governments have maintained eviction moratoriums and gave tenants impacted by the COVID-19 pandemic the unilateral right to defer rent payments. Many of these California governmental orders were in effect throughout 2021.
In light of the pandemic’s impact on the REIT industry and the Company, the resulting uncertainties in the economy (and in general), and in order to preserve flexibility to properly reward performance under these circumstances, the Compensation Committee ultimately determined to establish a short-term cash incentive program (the “2021 STI Program”) under which (i) 70% of each NEO’s bonus opportunity was based upon achieving certain formulaic Company performance criteria during the year, including the attainment of quantitative financial performance hurdles relating to Core FFO per diluted share and Consolidated Portfolio NOI Growth (the “Quantitative Performance Criteria”), and (ii) the remaining 30% of such NEO’s bonus opportunity was based on qualitative criteria determined by the Compensation Committee, including capital structure and balance sheet management, favorable positioning of the Company for future growth, commitment to and development of employees, and management through the COVID-19 pandemic, among other variables determined and assessed by the Compensation Committee in its sole discretion (the “Qualitative Performance Criteria”). The Compensation Committee believes that this structuring of the 2021 STI Program was necessary to appropriately address the unique challenges of managing the Company through the COVID-19 pandemic and related economic upheaval while protecting the long-term interests of the Company and its shareholders through appropriate retention of our NEOs.
Under the 2021 STI Program, each NEO was eligible for an annual cash bonus opportunity that was expressed as a percentage of base salary as follows:

Named Executive Officer	Threshold	Target	Maximum
Howard Schwimmer	75%	175%	250%
Michael S. Frankel	75%	175%	250%
Laura Clark	75%	125%	175%
David Lanzer	50%	100%	175%

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Actual 2021 Short-Term Incentive Bonuses
In determining actual 2021 short-term incentive bonuses under the 2021 STI Program for Messrs. Schwimmer and Frankel, Ms. Clark and Mr. Lanzer, the Compensation Committee reviewed Company performance in 2021 against the Quantitative Performance Criteria and the Qualitative Performance Criteria. The following chart shows each performance metric within the Quantitative Performance Criteria, identifies the range of performance between threshold and maximum payout with respect to each metric and the weighting of each metric as a component of overall short-term incentive bonus, as well as actual 2021 results determined by the Compensation Committee with respect to each metric:

Performance Criteria(1)	Weighting	Threshold	Target	Maximum
Core FFO per Diluted Share(2)
Consolidated Portfolio NOI Growth(3)
Qualitative		Qualitative measurement considerations included favorable positioning of the Company for future growth, capital structure and balance sheet management and management through the pandemic.
(1)See Appendix A for definitions of “NOI” and “Core FFO” and reconciliations of net income (computed under GAAP) to NOI and Core FFO.
(2)Core FFO per diluted share was included as a performance metric because it is the earnings metric most commonly used by investors and analysts to evaluate and compare the Company’s performance with that of other REITs.
(3)Consolidated Portfolio NOI Growth was included as a performance metric because it includes acquisitions and reflects aspects of our asset management efforts, such as leasing, releasing and dispositions, as well as changes in cash rent due to contractual rent escalation provisions contained in our leases.
For the Qualitative Performance Criteria (weighted at 30% of the short-term incentive bonus opportunity), the NEOs were evaluated based on a number of considerations including capital structure and balance sheet management, favorable positioning of the Company for future growth, and management through the ongoing COVID-19 pandemic, among other variables determined and assessed by the Compensation Committee.

Qualitative Performance Criteria	2021 Achievements

Favorable positioning of the Company for future growth
•Completed 50 acquisitions representing 53 properties and 5.7 million RSF for an aggregate purchase price of $1.9 billion, in which 86% of transactions were executed through off-market or lightly-marketed transactions.
•Stabilized six of our repositioning and redevelopment properties with a combined 1.0 million rentable square feet at a weighted average unlevered stabilized yield of 6.6%.
•Demonstrated strength in leasing activity with the execution of over 7.0 million square feet of new and renewal leases with aggregate GAAP re-leasing spreads of 42.7%.
•As a result of strong leasing activity, achieved Same Property Portfolio occupancy of 99.1% as of December 31, 2021.

Capital structure and balance sheet management
•Completed a public green bond offering of $400 million 2.15% senior notes due 2031, for which the proceeds are expected to be allocated to investments in recently completed or future green building, energy and resource efficiency and renewable energy projects, including the development and redevelopment of such projects.
•Raised net proceeds of $1.6 billion through a range of equity transactions, allowing the Company to fund acquisitions throughout the year.
•Ended the year with low leverage equating to 9.1% net debt to enterprise value ratio.

Management through COVID-19 pandemic	•Operated the Company with no material litigation, environmental or regulatory claims. •Despite ongoing eviction moratoriums, managed properties to achieve rent collections at pre-pandemic levels.

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Based on the Company’s achievement of $1.64 Core FFO per diluted Share and 37.8% Consolidated Portfolio NOI Growth during 2021, as described above, 70% of the short-term incentive bonus opportunity was paid out to each NEO at the maximum level. Furthermore, based on the accomplishments that were significant to the Company during 2021, as described in the table above, the remaining 30% of the annual bonus opportunity, based on the Qualitative Performance Criteria, was paid out to each NEO at the maximum level.
Short-term incentive bonus awards to Ms. Clark and Mr. Lanzer were paid in cash. Messrs. Schwimmer and Frankel had elected to receive their 2021 short-term incentive bonuses 50% in cash and 50% in LTIP Units in Rexford Industrial Realty, L.P., our operating partnership (“LTIP Units”). Accordingly, in early 2022, at the same time that short-term incentive bonuses were paid to our NEOs generally, Messrs. Schwimmer and Frankel were each granted 12,824 LTIP Units (the “STI LTIP Units”), with the number of STI LTIP Units granted determined by dividing the cash value of relevant portion of each of Messrs. Schwimmer and Frankel’s respective short-term incentive bonuses by the closing price of our common stock on the date of grant. The STI LTIP Units were fully vested at grant. Since LTIP Unit value tracks the value of our stock price, this further aligns our Co-CEOs’ pay with our performance and mitigates against excessive short-term risk-taking. The short-term incentive bonuses paid to Messrs. Schwimmer and Frankel, Ms. Clark and Mr. Lanzer under the 2021 STI Program for 2021 performance were as follows:

Named Executive Officer	2021 Annual Bonuses	Portion of Short-Term Incentive Bonus Delivered in Cash	Portion of Short-Term Incentive Bonus Delivered in LTIP Units	Total STI LTIP Units Granted
Howard Schwimmer	$1,875,000	$937,500	$937,500	12,824
Michael S. Frankel	$1,875,000	$937,500	$937,500	12,824
Laura Clark	$875,000	$875,000	$—	—
David Lanzer	$743,750	$743,750	$—	—
Long-Term Compensation
The Company’s long-term incentive compensation program consists of equity-based awards under our Second Amended and Restated 2013 Incentive Award Plan (the “Incentive Award Plan”). Equity incentive awards incentivize our NEOs to work to deliver stock price performance while providing valuable retention incentives. Further, equity-based awards linked to TSR performance goals deliver value only when the value of our common stock increases above certain thresholds and equity-based awards linked to growth in Core FFO per diluted share performance goals deliver value only when our Core FFO per diluted share increases above certain thresholds. The Compensation Committee administers our Incentive Award Plan, which provides for the issuance of equity-based awards to our NEOs and other officers, directors and employees. The Compensation Committee authorizes the awards and establishes the terms and conditions of the awards under the Incentive Award Plan, as it deems appropriate.
In December 2021, our Compensation Committee granted awards to our NEOs in the form of Service-Vesting LTIP Units and Performance-Vesting LTIP Units, which may ultimately be exchanged on a one-for-one basis into shares of our common stock (if earned).
2021 Service-Vesting LTIP Units
Based on the foregoing considerations, including the TSR and operational performance highlighted on pages 6 through 7, in December 2021, the Compensation Committee approved a grant of Service-Vesting LTIP Units to Messrs. Schwimmer and Frankel, Ms. Clark and Mr. Lanzer.

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The table below sets forth the grant date value and the total number of Service-Vesting LTIP Units awarded to Messrs. Schwimmer and Frankel, Ms. Clark and Mr. Lanzer in December 2021.

Named Executive Officer	Total Service-Vesting LTIP Units	Grant Date Value ($)(1)
Howard Schwimmer	37,741	2,696,974
Michael S. Frankel	37,741	2,696,974
Laura Clark	10,645	760,690
David Lanzer	6,903	493,290
(1)Represents the grant date fair value computed in accordance with FASB ASC 718.
The Service-Vesting LTIP Units vest with respect to one-third of the Service-Vesting LTIP Units underlying each award on December 23 of each year over a three-year period, beginning on December 23, 2022, subject to continued employment through the applicable vesting date. The Compensation Committee believes that Service-Vesting LTIP Units provide important retention benefits along with further incentive to increase the Company’s share price and, therefore, serve to drive value for our stockholders, over a three-year period. If the Company experiences poor performance that results in poor stockholder return, then the value of the Service-Vesting LTIP Units, and likewise the individual NEO’s total realized compensation, will decline as a result. If the Company has superior performance that results in superior stockholder returns, then the value of the Service-Vesting LTIP Units, and likewise the individual NEO’s total realized compensation, will correspondingly increase.
Distributions are paid on all Service-Vesting LTIP Units, whether vested or unvested, as and when dividends are declared on our common stock.
2021 Performance-Vesting LTIP Units
On December 23, 2021, the Compensation Committee approved Performance-Vesting LTIP Unit awards to Messrs. Schwimmer and Frankel, Ms. Clark and Mr. Lanzer which vest, subject to continued employment and the achievement of the goals described below, based on (i) the Company’s absolute TSR, (ii) the Company’s TSR performance relative to a peer group (the Dow Jones All Equity REIT Index), and (iii) the Company’s growth in Core FFO per diluted share, in each case, over a three-year performance period. The maximum number of Performance-Vesting LTIP Units will be earned only if the Company (a) achieves 40% or higher absolute TSR, inclusive of all dividends paid, over the three-year performance period, (b) finishes in the 90th or greater percentile of the peer group for TSR over the three-year performance period and (c) achieves 24% or higher growth in Core FFO per diluted share over the three-year performance period.
The Performance-Vesting LTIP Units, exclusive of any distribution equivalent units thereon (described below), are allocated one-third to absolute TSR performance metrics (the “Absolute TSR Base Units”), one-third to relative TSR performance metrics (the “Relative TSR Base Units”) and one-third to Core FFO per diluted share growth performance metrics (the “Core FFO Per-Share Base Units”). The table below sets forth the total number of Performance-Vesting LTIP Units awarded to Messrs. Schwimmer and Frankel, Ms. Clark and Mr. Lanzer (which equals the sum of the Absolute TSR Base Units, the Relative TSR Base Units, Core FFO Per-Share Base Units and distribution equivalents on the Performance-Vesting LTIP Units that will vest, if at all, following the end of the performance period based upon achievement of the relevant performance measures).

Named Executive Officer	Absolute TSR Base LTIP Units	Relative TSR Base LTIP Units	Core FFO Per-Share Base LTIP Units	Distribution Equivalent LTIP Units	Total Performance- Vesting LTIP Units
Howard Schwimmer	46,129	46,129	46,129	9,881	148,268
Michael S. Frankel	46,129	46,129	46,129	9,881	148,268
Laura Clark	13,097	13,097	13,097	2,805	42,096
David Lanzer	8,516	8,516	8,516	1,824	27,372

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Listed below are the grant date values and the number of Performance-Vesting LTIP Units each of Messrs. Schwimmer and Frankel, Ms. Clark and Mr. Lanzer will be eligible to receive under the Performance-Vesting LTIP Unit awards upon achieving threshold, target and maximum goals for the absolute TSR, relative TSR and Core FFO per-share performance metrics (but excluding any distribution equivalent units):

Named Executive Officer	Threshold Award (# Units)	Target Award (# Units)	Maximum Award (# Units)(1)	Grant Date Value ($)(2)
Howard Schwimmer	23,065	46,129	138,387	$4,822,018
Michael S. Frankel	23,065	46,129	138,387	$4,822,018
Laura Clark	6,549	13,097	39,291	$1,369,073
David Lanzer	4,258	8,516	25,548	$890,206
(1)Represents the maximum Performance-Vesting LTIP Units that may vest, excluding any distribution equivalent units.
(2)Represents the grant date fair value based on probable outcome of the performance conditions, computed in accordance with FASB ASC 718.
Any Performance-Vesting LTIP Units that are ultimately earned will vest in full at the end of the three-year performance period in December 2024, contingent upon continued employment with the Company through the end of the performance period (with certain exceptions in the event of a change in control of the Company and/or certain qualifying terminations of employment, each as discussed below under the heading “—Potential Payments Upon Termination or Change in Control”).
With respect to the Absolute TSR Base Units, Relative TSR Base Units and Core FFO Per-Share Base Units, if the following hurdles are achieved over the three-year performance period, the Absolute TSR Base Units, Relative TSR Base Units and Core FFO Per-Share Base Units will become vested as follows (generally subject to continued service through the applicable performance period):

	Threshold Level	Target Level	High Level	Maximum Level
Vesting Percentage	50% of Target	100%	200% of Target	300% of Target
Absolute TSR Performance
Relative TSR Performance (based on the Dow Jones All Equity REIT Index)
Core FFO Per-Share Growth
If performance falls between the levels specified in any or all of the three tables above, the applicable portion of the Performance-Vesting LTIP Unit awards to be earned will be determined by straight-line interpolation between the specified levels.
To the extent that common stock dividends are declared with an ex-dividend date that occurs during the applicable Performance-Vesting LTIP Unit performance period, unvested Performance-Vesting LTIP Units will entitle their holders to a cash payment equal to 10% of such dividends. In addition, a number of distribution equivalent units having a value equal to total common stock dividends with ex-dividend dates that occur during the performance period with respect to Performance-Vesting LTIP Units that are earned and become vested (less the distributions made with respect to such Performance-Vesting LTIP Units during the performance period as described in the immediately preceding sentence) will vest following the completion of the applicable performance period, up to the maximum number of distribution equivalent units that are included in the Performance-Vesting LTIP Units. For purposes of calculating the number of distribution equivalent units, the dividend amount will be adjusted (i) (plus or minus) to reflect the gain or loss on such amount had the dividends been reinvested in common stock on the applicable ex-dividend date and (ii) to reflect the value of any notional dividends on the notional shares resulting from such hypothetical reinvestment of distributions with an ex-dividend date occurring on or after the hypothetical issuance of such notional shares and on or prior to the last day of the performance period.

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Performance To Date for Prior Grants
The table below summarizes the results of the 2018 performance grant, which was completed and certified in January 2022, and the performance to date results for the 2019 and 2020 performance grants, which are currently in the middle of a three-year performance period.

Grant Year (Performance Period) and Metrics	Metric Weighting	2019	2020	2021	2022	2023	Payout as % of Target(1)
2018 Grant (Jan 2019 - Dec 2021)
Absolute TSR	33.3%	Maximum Achieved & 167% Earned					55.6%
Relative TSR vs. Peer Group	33.3%						55.6%
Core FFO Per-Share growth	33.3%						55.6%
Total							166.7%
2019 Grant (Jan 2020 - Dec 2022)
Absolute TSR	42.0%		Tracking at Maximum & 200% Earned(2)				84.0%
Relative TSR vs. Peer Group	27.0%						54.0%
Core FFO Per-Share growth	31.0%						62.0%
Total							200.0%
2020 Grant (Dec 2020 - Dec 2023)
Absolute TSR	33.3%			Absolute TSR & Core FFO Per-Share growth tracking at Maximum and Relative TSR tracking above High (273% Earned)(2)			100.0%
Relative TSR vs. Peer Group	33.3%						73.1%
Core FFO Per-Share growth	33.3%						100.0%
Total							273.1%
(1)The 2018 performance award pays out between 0% and 166.7% of target. The 2019 performance award pays out between 0% and 200% of target. The 2020 performance award pays out between 0% and 300% of target.
(2)For the 2019 and 2020 performance grants, the percentage payouts shown for the Absolute TSR and Relative TSR metrics measures performance as of December 31, 2021. For the 2019 and 2020 performance grants, the percentage payouts shown for the Core FFO per-share growth metric assumes that Core FFO per diluted share growth continues at the same rate as we experienced for the two-year period ended December 31, 2021, and the year ended December 31, 2021, respectively. The performance periods for these awards remain open, and if our actual TSR, relative TSR and actual Core FFO per-share growth results vary, the payout percentages could be greater or less than the payout percentages reported above.
Other Benefits
Retirement Plans
The Internal Revenue Code of 1986, as amended, allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to a 401(k) plan. We established a 401(k) retirement savings plan for our employees, including our NEOs, who satisfy certain eligibility requirements. Our NEOs are eligible to participate in the 401(k) plan on the same terms as other full-time employees. Messrs. Schwimmer and Lanzer each received an employer matching contribution to the 401(k) plan of $2,000 related to 2021 contributions.
Employee Benefits and Perquisites
Our full-time employees, including our NEOs, are eligible to participate in health and welfare benefit plans, which provide medical, dental, prescription and other health and related benefits. We may also implement additional benefit and other perquisite programs as our Compensation Committee determines appropriate, though we do not expect any such additional benefits and perquisites to constitute a material component of our NEOs’ compensation package.
Severance and Change in Control Benefits
The Company’s business is competitive and the Compensation Committee believes that it is extremely important for the Company to maintain employment agreements with its most senior executives that offer reasonable protections to the executives in connection with transactions and involuntary termination. The employment agreements covering our NEOs

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generally provide for severance payments and benefits if the executive terminates his or her employment for “good reason” or is terminated by the Company without “cause,” as those terms are defined in each agreement. In addition, our Co-CEOs are eligible to receive severance if our Company elects not to renew the term of their respective employment agreements, provided that they were willing to continue employment on similar terms. Our Compensation Committee believes that these severance arrangements promote stability and continuity of senior management. These employment agreements also provide for equity award acceleration (excluding performance unit awards) upon a change in control (as defined in our Incentive Award Plan) in order to ensure that our NEOs realize the value of their time-based equity incentive awards if they bring us through a successful sale transaction (accelerated vesting with respect to performance unit awards is governed by the terms of those awards, as described below under the heading “Potential Payments Upon Termination or Change in Control”). By including these severance and change in control provisions in the employment agreements, our Compensation Committee believes we can reinforce and encourage the continued attention and dedication of our NEOs to their assigned duties without distraction in the face of an actual or threatened transaction and ensure that our NEOs are motivated to negotiate the best acquisition consideration for our stockholders.
For a description of the material terms of these NEO employment agreements, as well as the treatment of outstanding equity awards in connection with a change in control or qualifying termination, see “—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards in 2021 Table” and “—Potential Payments Upon Termination or Change in Control” below.
Compensation Policies and Procedures
Minimum Ownership Guidelines
The Board expects the NEOs to own a meaningful equity interest in the Company to more closely align the interests of these executive officers with those of stockholders. Accordingly, the Board adopted the Executive Officer Stock Ownership Policy, which established equity ownership guidelines for the Co-CEOs, the CFO and the General Counsel and Secretary. The executives are required to hold common equity with a value equivalent to a multiple of their salary as listed below:

Co-CEOs	CFO & General Counsel and Secretary
6x	3x
Base Salary	Base Salary

The ownership guidelines are expected to be achieved within five years of a person first becoming subject to the equity ownership guidelines. Vested and unvested restricted common stock and LTIP Units count toward the equity ownership guidelines (in addition to shares of common stock and units in our operating partnership), excluding unearned Performance-Vesting LTIP Units. As of May 2, 2022, all of our NEOs satisfied the stock ownership guidelines or were within the established period to acquire the applicable level of ownership.
Clawback Policy
The Board adopted a Compensation Recovery Policy, often referred to as a clawback policy, which provides that in the event that Company is required to prepare an accounting restatement due to its material noncompliance with any financial reporting requirement under U.S. securities laws as a direct result of an executive officer’s fraudulent or willful misconduct, the Board may, in its sole discretion, seek to recover from the executive officer the amount of incentive compensation received in excess of the amount that would have been paid had the financial results been properly reported, with such differential amount reduced by the amount of any taxes the executive officer actually paid with respect to such incentive compensation. Incentive compensation is generally comprised of any performance-based cash bonus or cash incentive payment or performance-based equity-based award granted, earned, vested and/or received by such executive officers from the Company on or after February 8, 2021, and during the 36 months immediately preceding the date on which the Company determines it is required to prepare a restatement.

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Anti-Hedging Policy
The Board has established an anti-hedging policy applicable to our officers, directors, other employees and their family members. The policy prohibits any director, officer or other employee of the Company and his or her family members from trading in puts, calls or other derivative securities based on the Company’s securities. In addition, certain forms of hedging or monetization transactions, such as zero-cost collars and forward sale contracts, allow a stockholder to lock in much of the value of his or her holdings, often in exchange for all or part of the potential upside appreciation in the share holdings. These transactions allow the stockholder to continue to own the covered securities, but without the full risks and rewards of ownership. When that occurs, the owner may no longer have the same objectives as the Company’s other stockholders. Therefore, directors, officers, other employees and their family members are prohibited from engaging in any such transactions with respect to the common stock owned.
Anti-Pledging Policy
The Board has established an anti-pledging policy applicable to our officers, directors, other employees and their family members. The policy prohibits any director, officer or other employee of the Company and his or her family members from pledging or using as collateral, the Company’s securities in order to secure personal loans, lines of credit or other obligations, including holding Company securities in a margin account. Exceptions to this policy are granted where (i) the securities pledged are not needed to satisfy the minimum ownership level required by the Company’s stock ownership guidelines, (ii) such individual has and maintains a sufficient amount of immediately available cash or securities at all times to prevent a sale of the Company’s securities during a time when such sale would be prohibited and (iii) the securities pledged are not utilized as part of any hedging transaction prohibited by the Company’s anti-hedging policy described above.
Tax and Accounting Considerations
Section 162(m) of the Internal Revenue Code
Section 162(m) of the Code disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for the chief executive officer, chief financial officer, and the three other most highly compensated officers of such corporation for such taxable year. Prior to the effectiveness of the Tax Act, the deduction limit included an exception for “qualified performance-based compensation.” However, the Tax Act amended certain aspects of Section 162(m) of the Code, including eliminating the exception permitting deduction of “qualified performance-based compensation,” and expanding the scope of employees to whom the deduction limit applies. The Tax Act includes a grandfathering provision, pursuant to which remuneration that was intended to be “qualified performance-based compensation,” and that was provided pursuant to a written binding contract in effect on November 2, 2017, which has not been modified in any material respect on or after that date, will continue to be eligible for the “qualified performance-based compensation” exception.
We believe that we qualify as a REIT under the Code and generally are not subject to federal income taxes, provided we distribute to our stockholders at least 90% of our taxable income each year. As a result of the Company’s tax status as a REIT, the loss of a deduction under Section 162(m) of the Code may not affect the amount of federal income tax payable by the Company. In approving the amount and form of compensation for our NEOs in the future, our Compensation Committee will consider all elements of the cost to the Company of providing such compensation, including the potential impact of Section 162(m) of the Code, if any. However, our Compensation Committee may, in its judgment, authorize compensation payments that are subject to deduction limitations under Section 162(m) of the Code when it believes that such payments are appropriate to attract and retain executive talent.
Section 280G of the Internal Revenue Code
Section 280G of the Code disallows a tax deduction with respect to excess parachute payments to certain executives of companies that undergo a change in control. In addition, Section 4999 of the Code imposes a 20% penalty on the individual receiving the excess payment.
Parachute payments are compensation that is linked to or triggered by a change in control and may include, but are not limited to, transaction bonus payments, severance payments, certain fringe benefits and payments and acceleration of vesting under long-term incentive plans. Excess parachute payments are parachute payments that exceed a threshold determined under Section 280G of the Code based on the executive’s prior compensation. In approving the compensation arrangements for our named executive officers in the future, our Compensation Committee will consider all elements of the cost to the Company of providing such compensation, including the potential impact of Section 280G of the Code. However, our Compensation Committee may, in its judgment, authorize compensation arrangements that could give rise to loss of deductibility under

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Section 280G of the Code and the imposition of excise taxes under Section 4999 of the Code when it believes that such arrangements are appropriate to attract and retain executive talent.
Note that none of our NEOs (or other executives or employees) are entitled to any tax gross-up or similar payments with respect to any excise taxes that may be imposed in accordance with the foregoing.
Accounting Standards
ASC Topic 718 requires us to calculate the grant date “fair value” of our stock-based awards using a variety of assumptions. ASC Topic 718 also requires us to recognize an expense for the fair value of equity-based compensation awards. Grants of restricted stock, Service-Vesting LTIP Units and Performance-Vesting LTIP Units under our equity incentive award plans will be accounted for under ASC Topic 718. Our Compensation Committee will regularly consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align the accounting expense of our equity awards with our overall executive compensation philosophy and objectives.
Compensation Committee Interlocks and Insider Participation
Each of Messrs. Antin and Schwab and Ms. Morris served as a member of the Compensation Committee during fiscal year 2021. Since the date of our IPO, there have been no insider participations or Compensation Committee interlocks of the Compensation Committee, and no member of our compensation committee had a relationship that must be described under the SEC rules relating to disclosure of related person transactions except with respect to the transaction described under “Related Party and Other Transactions Involving our Officers and Directors–Lease Agreement”. At all times since the completion of our IPO, the Compensation Committee has been comprised solely of independent, non-employee directors.
Compensation Committee Report
The Compensation Committee of the Board of Directors of Rexford Industrial Realty, Inc., a Maryland corporation, has reviewed and discussed with management the Compensation Discussion and Analysis and, based on such review and discussions, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
This report of the Compensation Committee is not soliciting material, is not deemed filed with the Securities and Exchange Commission, and shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.
The foregoing report has been furnished by the Compensation Committee as of May 2, 2022.
Robert L. Antin, Chairman
Debra L. Morris
Peter E. Schwab

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Compensation Tables
Summary Compensation Table
The following table sets forth information concerning the compensation of our NEOs for 2021, 2020 and 2019.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)		Non-Equity Incentive Plan Compensation ($)(1)	All Other Compensation ($)(2)	Total ($)
Howard Schwimmer	2021	750,000	8,456,492	(3)(4)	937,500	16,910	10,160,902
	2020	675,000	6,898,366		759,375	16,310	8,349,051
	2019	594,000	5,105,682		297,000	15,469	6,012,151
Michael S. Frankel	2021	750,000	8,456,492	(3)(4)	937,500	16,910	10,160,902
	2020	675,000	6,898,366		759,375	16,310	8,349,051
	2019	594,000	5,105,682		297,000	15,469	6,012,151
Laura Clark	2021	500,000	2,129,763	(3)	875,000	16,910	3,521,673
	2020	121,667	1,521,457		182,500	12,637	1,838,261
David Lanzer	2021	425,000	1,383,496	(3)	743,750	16,910	2,569,156
	2020	375,000	1,129,022		487,500	16,310	2,007,832
	2019	340,000	848,670		408,000	15,469	1,612,139
(1)Amounts shown in the “Non-Equity Incentive Plan Compensation” column reflect short-term incentive bonus awards earned for performance in 2021, 2020 and 2019 under the applicable short-term incentive bonus programs in place for those years. For Messrs. Schwimmer and Frankel, amounts shown for 2021 reflect the portion of each such NEO’s short-term incentive bonus (equal to 50% of each such NEO’s short-term incentive bonus, or $937,500 for 2021) that was paid in cash.
(2)Amounts shown in the “All Other Compensation” column for 2021 reflect medical insurance premiums paid by or reimbursed to each NEO by the Company for the direct or indirect benefit of the NEO that are not generally available to all other employees of the Company.
(3)Amounts shown in the “Stock Awards” column for 2021 include the full grant-date fair value of Service-Vesting LTIP Units, Performance-Vesting LTIP Units and restricted stock awards computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the NEO. We provide detailed information regarding the assumptions used to calculate the value of Service-Vesting LTIP Units and Performance-Vesting LTIP Units made to executive officers in Note 13 to our consolidated financial statements contained in our Annual Report on Form 10-K filed February 17, 2022. There can be no assurance that awards will vest (and if awards do not vest, no value will be realized by the individual). The Performance-Vesting LTIP Units that are based on the Company’s absolute TSR and the Company’s TSR performance relative to a peer group are treated as market condition awards as defined under ASC Topic 718, and as a result, they did not have a maximum value on the grant date that differed from the grant date fair values presented in the table. Instead, the maximum value is factored into the calculation of the grant date fair value using a Monte-Carlo simulation pricing model. The Performance-Vesting LTIP Units based on the Company’s growth in Core FFO per diluted share are treated as performance condition awards as defined under ASC Topic 718, and the grant date fair value was measured based on the closing price of our common stock on the grant date ($77.50) and the achievement of FFO per-share performance at the target level (the most probable outcome as of the grant date), which was equal to $1,191,666 for Mr. Schwimmer, $1,191,666 for Mr. Frankel, $338,339 for Ms. Clark and $219,997 for Mr. Lanzer. The maximum value for the Performance-Vesting LTIP Units based on the Company’s growth in Core FFO per diluted share is equal to $3,574,998 for Mr. Schwimmer, $3,574,998 for Mr. Frankel, $1,015,018 for Ms. Clark and $659,990 for Mr. Lanzer, which is calculated by multiplying the closing price of our common stock on the grant date ($77.50) by the number of Core FFO Per-Share Base Units that would be earned upon the achievement of FFO per-share performance at the maximum level.
(4)Amounts shown in the “Stock Awards” column for 2021 include, for Messrs. Schwimmer and Frankel, the grant date fair value of the portion of each such NEO’s short-term incentive bonus (equal to 50% of each such NEO’s short-term incentive bonus) that was settled in fully-vested LTIP Units, which was $937,500 for each of Messrs. Schwimmer and Frankel. The grant date fair value of Messrs. Schwimmer and Frankel’s fully-vested LTIP Units was computed in accordance with ASC Topic 718. In early 2022, at the same time that annual bonuses were paid to our NEOs generally, Messrs. Schwimmer and Frankel were each granted 12,824 fully-vested LTIP Units.

2022 PROXY STATEMENT	53

EXECUTIVE COMPENSATION MATTERS

Grants Of Plan-Based Awards For 2021
The following table sets forth information regarding grants of plan-based awards made to our NEOs during 2021.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards; Number of Units (#)		Grant Date Fair Value of Stock Awards ($)(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Howard Schwimmer	12/23/2021	—	—	—	—	—	—	37,741	(3)	2,696,974
	12/23/2021	—	—	—	23,065	46,129	138,387	—		4,822,018
	—	562,500	1,312,500	1,875,000	—	—	—	—		—
Michael S. Frankel	12/23/2021	—	—	—	—	—	—	37,741	(3)	2,696,974
	12/23/2021	—	—	—	23,065	46,129	138,387	—		4,822,018
	—	562,500	1,312,500	1,875,000	—	—	—	—		—
Laura Clark	12/23/2021	—	—	—	—	—	—	10,645		760,690
	12/23/2021	—	—	—	6,549	13,097	39,291	—		1,369,073
	—	375,000	625,000	875,000	—	—	—	—		—
David Lanzer	12/23/2021	—	—	—	—	—	—	6,903	(3)	493,290
	12/23/2021	—	—	—	4,258	8,516	25,548	—		890,206
	—	212,500	425,000	743,750	—	—	—	—		—
(1)Represents threshold, target and maximum short-term incentive bonus opportunities for performance in 2021. Messrs. Schwimmer and Frankel’s 2021 annual bonuses were delivered in a combination of cash and LTIP units, with 50% of each such NEO’s annual bonus delivered in cash and 50% of each such NEO’s annual bonus delivered in LTIP Units. For more information on the annual bonuses paid see “Compensation Discussion and Analysis—Elements of Our Compensation—Long-Term Compensation”.
(2)Represents awards of Performance-Vesting LTIP Units in our operating partnership. The amounts in the threshold, target, high and maximum columns correspond to the number of base Performance-Vesting LTIP Units that would be earned in the event that specified threshold, target, high and maximum goals, respectively, are achieved. These amounts exclude distribution equivalent units which are eligible to vest upon the conclusion of the applicable performance period based on the number of Performance-Vesting LTIP Units actually earned. For more information on these performance unit awards, see “Compensation Discussion and Analysis—Elements of Our Compensation—Long-Term Compensation”.
(3)Represents awards of Service-Vesting LTIP Units in our operating partnership. For more information on these Service-Vesting LTIP Unit awards, see “Compensation Discussion and Analysis—Elements of Our Compensation—Long-Term Compensation”.
(4)Amounts for 2021 reflect the full grant-date fair value of Service-Vesting LTIP Units and Performance-Vesting LTIP Units granted in 2021, in each case, computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide detailed information regarding the assumptions used to calculate the value of Service-Vesting LTIP Units and Performance-Vesting LTIP Units granted to executive officers in Note 13 to our consolidated financial statements contained in our Annual Report on Form 10-K filed February 17, 2022. With respect to any such awards that are subject to vesting, there can be no assurance that awards will vest (and if awards do not vest, no value will be realized by the individual).

54	REXFORD INDUSTRIAL

EXECUTIVE COMPENSATION MATTERS
Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
Executive Compensation Arrangements
We have entered into employment agreements with each of our NEOs which provide for base salaries and short-term cash incentive award targets, as reflected above, and with respect to Messrs. Schwimmer and Frankel, annual equity awards determined by our Compensation Committee in its sole discretion. The employment agreements for our NEOs also provide for certain severance and change-in-control payments and benefits, as described below under “Potential Payments upon Termination or Change in Control.” The employment agreements with Messrs. Schwimmer and Frankel automatically renew annually, unless earlier terminated, and provide that the Company will nominate them for election as a director each year of the employment term. The terms of the employment agreements with Ms. Clark and Mr. Lanzer expire on September 1, 2023 and June 26, 2023, respectively.

2022 PROXY STATEMENT	55

EXECUTIVE COMPENSATION MATTERS

Outstanding Equity Awards At December 31, 2021
The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each NEO as of December 31, 2021.

Name	Grant Date(1)	Number of Shares or Stock Units that Have Not Vested (#)		Market Value of Shares of Stock or Units that Have Not Vested ($)(2)	Equity Incentive Plan Awards; Number of Unearned Units That Have Not Vested (#)		Equity Incentive Plan Awards; Market or Payout Value of Unearned Units That Have Not Vested ($)(3)
Howard Schwimmer	12/16/2019	14,575	(4)	1,182,178	—		—
	12/16/2019	—		—	110,754	(5)	8,983,257
	12/22/2020	33,578	(6)	2,723,512	—		—
	12/22/2020	—		—	184,682	(7)	14,979,557
	12/23/2021	37,741	(8)	3,061,173	—		—
	12/23/2021	—		—	123,011	(9)	9,977,422
Michael S. Frankel	12/16/2019	14,575	(4)	1,182,178	—		—
	12/16/2019	—		—	110,754	(5)	8,983,257
	12/22/2020	33,578	(6)	2,723,512	—		—
	12/22/2020	—		—	184,682	(7)	14,979,557
	12/23/2021	37,741	(8)	3,061,173	—		—
	12/23/2021	—		—	123,011	(9)	9,977,422
Laura Clark	9/1/2020	2,331	(10)	189,067	—		—
	12/22/2020	7,410	(8)	601,025	—		—
	12/22/2020	—		—	40,758	(9)	3,305,881
	12/23/2021	10,645		863,416	—		—
	12/23/2021	—		—	34,925		2,832,767
David Lanzer	12/16/2019	3,643	(4)	295,484	—		—
	12/16/2019	—		—	17,998	(5)	1,459,818
	12/22/2020	6,175	(6)	500,854	—		—
	12/22/2020	—		—	33,965	(7)	2,754,901
	12/23/2021	6,903	(8)	559,902	—		—
	12/23/2021	—		—	22,709	(9)	1,841,927
(1)In addition to the vesting schedules described below, each equity award may be subject to accelerated vesting in certain circumstances, as described in “Potential Payments upon Termination or Change in Control” below.
(2)The market value of shares of restricted stock and Service-Vesting LTIP Units that have not vested is calculated by multiplying the fair market value of a share of our common stock on December 31, 2021 ($81.11) by the number of unvested shares of restricted stock or unvested Service-Vesting LTIP Units outstanding under the applicable award.
(3)The market value of unearned Performance-Vesting LTIP Units is calculated by multiplying the fair market value of a share of our common stock on December 31, 2021 ($81.11) by the number of unearned units disclosed in accordance with SEC rules in footnotes 5, 7 and 9.
(4)One-third of each Service-Vesting LTIP Unit award vests on each of the first, second and third anniversaries of the date of grant, subject to the executive’s continued employment with us through the applicable vesting date. The unvested portions of these awards are scheduled to vest in one remaining installment on December 16, 2022.
(5)Represents the number of Performance-Vesting LTIP Units, excluding distribution equivalent units, that would become earned and vested at the end of the performance period, assuming that the Company’s absolute TSR performance, relative TSR performance and Core FFO Per-Share is achieved at the maximum level for the three-year performance period from January 1, 2020 through December 31, 2022.
(6)One-third of each Service-Vesting LTIP Unit award vests on each of the first, second and third anniversaries of the date of grant, subject to the executive’s continued employment with us through the applicable vesting date. The unvested portions of these awards are scheduled to vest in two remaining installments on December 22, 2022, and December 22, 2023.

56	REXFORD INDUSTRIAL

EXECUTIVE COMPENSATION MATTERS
(7)Represents the number of Performance-Vesting LTIP Units, excluding distribution equivalent units, that would become earned and vested at the end of the performance period, assuming that the Company’s absolute TSR performance and relative TSR performance is achieved at the maximum level for the three-year performance period from December 22, 2020 through December 21, 2023, and Core FFO Per-Share is achieved at the maximum level for the three-year performance period from January 1, 2021 through December 31, 2023.
(8)One-third of each Service-Vesting LTIP Unit award vests on each of the first, second and third anniversaries of the date of grant, subject to the executive’s continued employment with us through the applicable vesting date. The unvested portions of these awards are scheduled to vest in three remaining installments on December 23, 2022, December 23, 2023 and December 23, 2024.
(9)Represents the number of Performance-Vesting LTIP Units, excluding distribution equivalent units, that would become earned and vested at the end of the performance period, assuming that the Company’s absolute TSR performance is achieved at the maximum level and relative TSR performance is achieved at the high level for the three-year performance period from December 23, 2021 through December 22, 2024, and Core FFO Per-Share is achieved at the maximum level for the three-year performance period from January 1, 2022 through December 31, 2024.
(10)One-third of this restricted stock award vests on each of the first, second and third anniversaries on the date of grant, subject to Ms. Clark’s continued service with us through the applicable vesting date. The unvested portions of this award is scheduled to vest in two remaining installments on September 1, 2022, and September 1, 2023.
Option Exercises And Stock Vested During 2021
The following table summarizes vesting of restricted stock awards and LTIP Units applicable to our NEOs during the year ended December 31, 2021. None of our NEOs held any options during 2021.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Howard Schwimmer	141,016	10,772,303
Michael S. Frankel	141,016	10,772,303
Laura Clark	4,871	363,720
David Lanzer	26,656	2,046,281
(1)Amounts represent the market value as of the vesting date of the awards, based on the closing price for our common stock on the date of vesting of restricted stock, Service-Vesting LTIP Units or Performance-Vesting LTIP Units.
Potential Payments Upon Termination Or Change In Control
Employment Agreements
Pursuant to the terms of the amended employment agreements for Messrs. Schwimmer and Frankel, if Mr. Schwimmer’s or Mr. Frankel’s employment is terminated by our Company without “cause,” by the executive for “good reason” (each, as defined in the applicable employment agreement) or because our Company elects not to renew the term of the employment agreement then, in addition to any accrued amounts, the executive will be entitled to receive the following, subject to the execution and non-revocation of an effective general release of claims in favor of the Company:
•a lump-sum payment in an amount equal to three times the sum of (i) the executive’s annual base salary then in effect, (ii) the average short-term incentive bonus earned by the executive for the three prior fiscal years and (iii) the average value of any annual equity awards(s) made to the executive during the prior three fiscal years (excluding the initial grant of restricted stock granted pursuant to the employment agreements, any award(s) granted pursuant to a multi-year, outperformance or long-term performance program and any other non-recurring awards);
•a lump-sum payment in an amount equal to (i) any short-term incentive bonus relating to the year immediately preceding the year in which the termination date occurs that remains unpaid on the termination date (if any), and (ii) a pro rata portion of the executive’s target bonus for the partial fiscal year in which the termination date occurs, payable in a lump sum on the date on which short-term incentive bonuses are paid to our Company’s senior executives generally for such year;
•accelerated vesting of all outstanding equity awards that vest solely on the passage of time held by the executive as of the termination date (excluding, for clarity, Performance-Vesting LTIP Units); and
•company-paid continuation healthcare coverage for 18 months after the termination date.

2022 PROXY STATEMENT	57

EXECUTIVE COMPENSATION MATTERS

Upon a termination of employment by reason of death or disability, Messrs. Schwimmer and Frankel or their respective estates will be entitled to accelerated vesting of all outstanding equity awards held by the executive as of the termination date other than the Performance-Vesting LTIP Units (discussed below) and a pro rata portion of the executive’s short-term incentive bonus for the partial fiscal year in which the termination date occurs, determined based on actual performance, payable in a lump sum on the date on which short-term incentive bonuses are paid to our Company’s senior executives generally for such year, in addition to any accrued amounts. In addition, upon a change in control of our Company (as defined in the Incentive Award Plan), Messrs. Schwimmer and Frankel will be entitled to accelerated vesting of all outstanding equity awards held by such executive, other than the Performance-Vesting LTIP Units (discussed below), as of the date of the change in control.
Pursuant to the terms of the employment agreements for Mr. Lanzer and Ms. Clark, if the executive’s employment is terminated by our Company without “cause” or by the executive for “good reason” (each, as defined in the applicable employment agreement) then, in addition to any accrued amounts, each of Mr. Lanzer and Ms. Clark, as applicable, will be entitled to receive the following, subject to the execution and non-revocation of an effective general release of claims in favor of the Company:
•a lump-sum payment in an amount equal to the executive’s annual base salary then in effect;
•a pro rata portion of the executive’s short-term incentive bonus for the partial fiscal year in which the termination date occurs, determined based on actual performance, payable in a lump sum on the date on which short-term incentive bonuses are paid to our Company’s senior executives generally for such year;
•accelerated vesting of all outstanding equity awards that vest based solely on the passage of time held by the executive as of the termination date; and
•company-paid continuation healthcare coverage for up to 18 months after the termination date.
Upon a termination of employment by reason of death or disability, each of Mr. Lanzer and Ms. Clark or their respective estates, as applicable, will be entitled to accelerated vesting of all outstanding equity awards that vest based solely on the passage of time held by such executive as of the termination date and a pro rata portion of the executive’s short-term incentive bonus for the partial fiscal year in which the termination date occurs, determined based on actual performance, payable in a lump sum on the date on which short-term incentive bonuses are paid to the Company’s senior executives generally for such year, in addition to any accrued amounts. In addition, upon a “change in control” of our Company (as defined in the Incentive Award Plan), each of Mr. Lanzer and Ms. Clark will be entitled to accelerated vesting of all outstanding equity awards held by them, other than the Performance-Vesting LTIP Units (discussed below), as of the date of the change in control.
The employment agreements with the named executive officers contain customary confidentiality provisions. In addition, the employment agreements with Messrs. Schwimmer and Frankel contain a non-solicitation provision that prohibits them from soliciting, directly or indirectly, any employee, consultant, or any member of the Company and its subsidiaries and affiliates while employed with the Company and for a period of 12 months following their termination. The employment agreements with Mr. Lanzer and Ms. Clark contain substantially the same non-solicitation provision but cover their employment with the Company and the 18 months following their termination.
In addition, each of the employment agreements with our named executive officers provide that, to the extent that any change in control payment or benefit to the applicable executive would be subject to an excise tax imposed in connection with Section 4999 of the Code, such payments and/or benefits may be subject to a “best pay cap” reduction to the extent necessary so that the executive receives the greater of the (i) net amount of the change in control payments and benefits reduced such that such payments and benefits will not be subject to the excise tax and (ii) net amount of the change in control payments and benefits without such reduction. No NEO (or other employee) is entitled to any tax gross-up payment in connection with change in control payments (or otherwise).
Service-Vesting LTIP Units and Performance-Vesting LTIP Units
Termination of Employment. If a named executive officer’s employment is terminated by the Company other than for “cause,” by the executive for “good reason,” or due to the executive’s death or “disability” (each as defined in the applicable award agreement) or, in the case of Messrs. Schwimmer or Frankel, upon the Company’s non-renewal of the executive’s employment agreement, in any case, then:
•his or her Service-Vesting LTIP Units will vest in full; and
•his or her Performance-Vesting LTIP Units will remain outstanding and eligible to vest based on the achievement of the performance goals during the performance period.

58	REXFORD INDUSTRIAL

EXECUTIVE COMPENSATION MATTERS
Change in Control. In the event of a change in control, all Service-Vesting LTIP Units held by the named executive officers will vest in full. In addition, if a change in control occurs before the end of a performance period, then:
•If the change in control occurs on or prior to the first anniversary of the grant date of the Performance-Vesting LTIP Units, the number of Performance-Vesting LTIP Units that vest will depend on whether the Company’s absolute TSR is attained at or above the threshold level as of the change in control. If it is not attained at or above the threshold level, then the number of Performance-Vesting LTIP Units that vest will equal the sum of (i) (x) the number of Absolute TSR Base Units which vest based on the achievement of pro-rated absolute TSR performance goals (determined by reference to the shortened performance period through the date of the change in control), plus (y) the number of Relative TSR Base Units which vest based on achievement of the relative TSR performance goals, with such sum pro-rated to reflect the shortened performance period through the change in control date (such number, the “Year 1 CIC base units”), (ii) the target number of Core FFO Per-Share Based Units, plus (iii) the distribution equivalent units (calculated with respect to the Year 1 CIC base units). If the Company’s absolute TSR is attained at or above the threshold level as of the change in control, then the same calculation will apply, except that the number of Absolute TSR Base Units comprising the total vested amount will equal the greater of the number of Absolute TSR Base Units that vest based on the achievement of pro-rated absolute TSR performance goals (determined by reference to the shortened performance period through the date of the change in control) and the number of Absolute TSR Base Units that vest based on the achievement of Company’s absolute TSR (determined by reference to the shortened performance period through the date of the change in control, without pro-ration). Any Performance-Vesting LTIP Units that vest as described in this paragraph will vest immediately prior to the change in control, subject to the NEO’s continued employment until immediately prior to the change in control (except in the case of an earlier qualifying termination, as discussed above).
•If the change in control occurs following the first anniversary of the grant date of the Performance-Vesting LTIP Units, a number of Performance-Vesting LTIP Units equal to the sum of (i) (x) the number of Absolute TSR Base Units that vest based on the achievement of pro-rated absolute TSR performance goals (determined by reference to the shortened performance period as of the date of the change in control) plus (y) the number of Relative TSR Base Units that vest based on achievement of the relative TSR performance goals (determined by reference to the shortened performance period through the date of the change in control, without pro-ration) (such number of base units, the “Year 2/3 CIC base units”), (ii) the target number of Core FFO Per-Share Base Units, plus (iii) the distribution equivalent units (calculated with respect to the Year 2/3 CIC base units), will vest immediately prior to the change in control, subject to the NEO’s continued employment until immediately prior to the change in control (or an earlier qualifying termination as discussed above).
Elimination of Single-Trigger Accelerated Vesting for Future Executives
In February 2021 the Board implemented a “double trigger” accelerated vesting policy providing that, going forward, no incentive equity awards issued to Company officers, executives or other employees hired after the implementation of the policy will be eligible to receive automatic “single trigger” accelerated vesting upon the occurrence of a change in control of the Company (absent buyer refusal to assume any such incentive equity awards). Instead, all incentive equity awards granted to subsequently-hired officers, executives or other employees will only be eligible to vest on an accelerated basis in connection with a qualifying termination of employment (whether or not in connection with a change in control) and solely to the extent determined by the Compensation Committee. This “double trigger” policy will not modify the terms and conditions applicable to any existing equity awards (including with the current NEOs) and will not apply to any future incentive equity awards issued to officers, executives or other employees who were employed by us prior to adoption of the “double trigger” policy (including the current NEOs).

2022 PROXY STATEMENT	59

EXECUTIVE COMPENSATION MATTERS

Summary of Potential Payments Upon Termination or Change in Control
The following table summarizes the payments that would be made to Messrs. Schwimmer and Frankel, Ms. Clark and Mr. Lanzer upon the occurrence of certain qualifying terminations of employment or a change in control, in any case, occurring on December 31, 2021. Amounts shown do not include (i) accrued but unpaid base salary through the date of termination, or (ii) other benefits earned or accrued by the NEO during his employment that are available to all salaried employees, such as accrued vacation. For purposes of the table, a “qualifying termination” refers to a termination by the executive for “good reason” or by the Company without “cause” or, with respect to Messrs. Schwimmer and Frankel, a termination due to Company non-renewal of the executive’s employment agreement.

Name	Benefit	Death/ Disability ($)		Qualifying Termination (no Change in Control) ($)		Change in Control (no Termination) ($)(1)		Qualifying Termination in Connection with a Change in Control ($)(1)
Howard Schwimmer	Cash Severance	1,875,000		13,128,625		—		13,128,625
	Continued Health Benefits	—		47,648		—		47,648
	Equity Acceleration	43,266,670	(2)	43,266,670	(2)	26,548,578	(3)	26,548,578	(4)
	Total	45,141,670		56,442,943		26,548,578		39,724,851
Michael S. Frankel	Cash Severance	1,875,000		13,128,625		—		13,128,625
	Continued Health Benefits	—		47,648		—		47,648
	Equity Acceleration	43,266,670	(2)	43,266,670	(2)	26,548,578	(3)	26,548,578	(4)
	Total	45,141,670		56,442,943		26,548,578		39,724,851
Laura Clark	Cash Severance	875,000		1,375,000		—		1,375,000
	Continued Health Benefits	—		47,648		—		47,648
	Equity Acceleration	8,238,748	(2)	8,238,748	(2)	4,331,349	(3)	4,331,349	(4)
	Total	9,113,748		9,661,396		4,331,349		5,753,997
David Lanzer	Cash Severance	743,750		1,168,750		—		1,168,750
	Continued Health Benefits	—		47,648		—		47,648
	Equity Acceleration	7,835,794	(2)	7,835,794	(2)	4,791,084	(3)	4,791,084	(4)
	Total	8,579,544		9,052,192		4,791,084		6,007,482
(1)In accordance with the employment agreement terms, if any payments made in connection with a change in control would otherwise be subject to an excise tax under Section 4999 of the Code by reason of the “golden parachute” rules contained in Section 280G of the Code, such payments will be reduced if and to the extent that doing so will result in net after-tax payments and benefits for the NEO that are more favorable than the net after-tax payments and benefits payable to the NEO in the absence of such a reduction after the imposition of the excise tax. The figures reported in this column do not reflect any such reductions as a result of Code Section 280G limits. No NEO (or other employee) is entitled to any tax gross-up payment in connection with change in control payments (or otherwise).
(2)Represents, for each NEO, the sum of the values attributable to (i) the accelerated vesting of the unvested portion of all outstanding shares of restricted stock and all outstanding Service-Vesting LTIP Units held by the NEO as of December 31, 2021 and (ii) the number of Performance-Vesting LTIP Units that would become earned and vested at the end of the performance period, assuming absolute and relative TSR performance continue at the same rate as we experienced from the first day of the applicable performance period through December 31, 2021, Core FFO per diluted share growth continues at the same rate as we experienced for the year ended December 31, 2021, and including the assumed number of distribution equivalent units that will be allocated in connection with those units.
(3)Represents, for each NEO, the sum of the values attributable to (i) the accelerated vesting of the unvested portion of all outstanding shares of restricted stock and all outstanding Service-Vesting LTIP Units held by the NEO as of December 31, 2021 and (ii) the accelerated vesting of the NEO’s Performance-Vesting LTIP Unit awards as described in the narrative above. The Performance-Vesting LTIP Unit awards were valued for each NEO by multiplying (i) the number of Performance-Vesting LTIP Units that would have been earned as if the date of the change in control occurred on December 31, 2021, by (ii) the fair market value of a share of our common stock on December 31, 2021 ($81.11). The number of Performance-Vesting LTIP Units that would have been earned as of December 31, 2021 is based on the Company’s actual TSR performance from the first day of the applicable performance period through December 31, 2021 and the target number of Core FFO Per-Share Base Units.
(4)Represents, for each NEO, the sum of the values attributable to (i) the accelerated vesting of the unvested portion of all outstanding shares of restricted stock and all outstanding Service-Vesting LTIP Units held by the NEO as of December 31, 2021 and (ii) the accelerated vesting of the NEO’s Performance-Vesting LTIP Unit awards as described in the narrative above with respect to a change in control. The Performance-Vesting LTIP Unit awards were valued for each NEO by multiplying (i) the number of Performance-Vesting LTIP Units that would have been earned as if the date of the change in control occurred on December 31, 2021, by (ii) the fair market value of a share of our common stock on December 31, 2021 ($81.11). The number of Performance-Vesting LTIP Units that would have been earned as of December 31, 2021 is based on the Company’s actual TSR performance from the first day of the applicable performance period through December 31, 2021 and the target number of Core FFO Per-Share Base Units.

60	REXFORD INDUSTRIAL

EXECUTIVE COMPENSATION MATTERS
CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information regarding the ratio of the annual total compensation for Howard Schwimmer and Michael Frankel (our Co-CEOs) to the median of the annual total compensation of all of our employees, excluding Mr. Schwimmer and Mr. Frankel (in each case, with annual total compensation calculated in accordance with SEC rules applicable to the Summary Compensation Table). We consider the pay ratio specified below to be a reasonable estimate, calculated in a manner that is intended to be consistent with the requirements of Item 402(u) of Regulation S-K.
For 2021, our last completed fiscal year:
•the annual total compensation of our Co-CEOs, Mr. Schwimmer and Mr. Frankel, as reported in the Summary Compensation Table above, was $10,160,902 for each Co-CEO.
•the annual total compensation of the employee who represents our median compensated employee (other than Mr. Schwimmer and Mr. Frankel) was $110,950.
Based on this information, for 2021, the annual total compensation of each of our Co-CEOs was approximately 92 times the median of the annual total compensation of all of our employees (other than our Co-CEOs).
Determining the Median Employee
Employee Population
We used December 31, 2021 as the reference date for identifying our median employee, which aligns the calculation date with other Company reporting and disclosures. As of such date, our employee population consisted of 184 total employees (excluding our Co-CEOs), all of whom were located in the United States. For purposes of the pay ratio calculation, our employee population consists of all full- and part-time employees at all locations, including all temporary employees employed as of the measurement date.
Methodology for Determining Our Median Employee
To identify the median employee from our employee population, we used total annual compensation (including base salary and bonus and equity payments, as applicable), calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K. In identifying the median employee, we annualized the compensation of all full-time employees, including the use of an employee’s target bonus and equity payments if an employee commenced employment with the Company after the applicable bonus and equity payment dates for 2021, as we have done in the prior pay ratio calculations. We did not make any cost-of-living adjustments.
Compensation Measure and Annual Total Compensation of Median Employee
With respect to the annual total compensation of the median employee, we calculated such employee’s compensation for 2021 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, which is the same method used to determine each of our Co-CEO’s compensation shown in the Summary Compensation Table above. However, as described above, we annualized the compensation of all full-time employees not employed for the full year or whose employment with the Company began after the applicable bonus and equity payment dates for 2021, as we have done in the prior pay ratio calculations.

2022 PROXY STATEMENT	61

EXECUTIVE COMPENSATION MATTERS

Equity Compensation Plan Information
The following table provides information as of December 31, 2021 regarding compensation plans under which our equity securities are authorized for issuance.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders(1)	1,336,528	(2)	—	2,650,950
Equity compensation plans not approved by security holders	—		—	—
Total	1,336,528		—	2,650,950
(1)Consists of the Incentive Award Plan, which was initially adopted by our Board in connection with the closing of our IPO in July 2013 and most recently amended on June 17, 2021, and provides for awards of options, stock appreciation rights, restricted stock, dividend equivalents, restricted stock units, performance awards, performance share awards, Service-Vesting LTIP Units, Performance-Vesting LTIP Units, stock payments and other incentive awards to be available for employees and consultants of our Company, our operating partnership and Rexford Industrial Realty and Management, Inc. (and any of their qualifying subsidiaries) and for our directors.
(2)Includes the following unvested securities: (i) 239,709 Service-Vesting LTIP Units and (ii) 1,096,819 Performance-Vesting LTIP Units, which represents the maximum number of Performance-Vesting LTIP Units that would be earned in the event that specified maximum goals are achieved. For more information on these Performance-Vesting LTIP Unit awards, see “Compensation Discussion and Analysis—Elements of Our Compensation—Long-Term Compensation”.

62	REXFORD INDUSTRIAL

“Say-When-On-Pay” Proposal

PROPOSAL NO. 4
Advisory Vote on the Frequency of the Say-on-Pay Vote
The option of one year, two years or three years that receives a majority of all the votes cast at a meeting at which a quorum is present will be the frequency for the advisory vote on executive compensation recommended by shareholders. For purposes of this advisory vote, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum. In the event that no option receives a majority of the votes cast, we will consider the option that receives the most votes to be the option selected by shareholders. In either case, this vote is advisory and not binding on the Board or the Company in any way, and the Board or the Nominating and Corporate Governance Committee may determine that it is in the best interests of the Company to hold an advisory vote on executive compensation more or less frequently than the option recommended by our shareholders.

Our Board recommends that you vote for a frequency of “ONE YEAR” for future advisory votes on executive compensation.

2022 PROXY STATEMENT	63

Related Party and Other Transactions Involving our Officers and Directors
We describe below transactions and series of similar transactions, during our last fiscal year, to which we were a party or will be a party, in which:
•the amounts involved exceeded or will exceed $120,000; and
•any of our directors, executive officers, holders of more than 5% of our outstanding common stock or any member of their immediate family had or will have a direct or indirect material interest.
Registration Rights
In connection with the completion of our IPO, we entered into a registration rights agreement with the various persons receiving shares of our common stock and/or common units in the formation transactions and concurrent private placement, including certain of our executive officers. Pursuant to the registration rights agreement, we filed a registration statement on Form S-3 covering the resale of the shares of our common stock issued in the formation transactions and the concurrent private placement and the resale of the shares of our common stock issued or issuable, at our option, in exchange for common units issued in the formation transactions. We may, at our option, register the issuance by us of shares of our common stock under the Securities Act of 1933, as amended, in lieu of our operating partnership’s obligation to pay cash for such units. We agreed to pay all of the expenses relating to the securities registrations described above.
Tax Matters Agreement
We entered into a tax matters agreement with certain limited partners of our operating partnership, including Messrs. Ziman, Schwimmer and Frankel, (in such capacity, the “Tax Matters Representatives”). Under this agreement, our operating partnership will indemnify such limited partners for their tax liabilities (plus an additional amount equal to the taxes incurred as a result of such indemnity payment) attributable to their share of the built-in gain, as of the completion of the formation transactions, with respect to their interest in certain properties in our portfolio as of the date of our IPO if the operating partnership, without the consent of at least two of the Tax Matters Representatives, disposes of any interest with respect to such properties in a taxable transaction during the shorter of the seven-year period after the completion of our formation transactions and the date on which more than 50% of the common units originally received by any such limited partner in our formation transactions have been sold, exchanged or otherwise disposed of by the limited partner, subject to certain exceptions and limitations. In addition, if during the period ending on the twelfth anniversary of the completion of the formation transactions we fail to offer certain limited partners an opportunity to guarantee, in the aggregate, up to approximately $19 million of our outstanding indebtedness, or if we fail to make commercially reasonable efforts to provide such partners who continue to own at least 50% of the common units originally received by such partners in the formation transactions with an opportunity to guarantee debt after this period, our operating partnership will be required to indemnify such limited partners against their resulting tax liabilities (plus an additional amount equal to the taxes they incur as a result of such indemnity payment). Messrs. Ziman, Schwimmer and Frankel will have the opportunity to guarantee up to approximately $1.2 million, $5.5 million and $3.1 million respectively, of our outstanding indebtedness pursuant to the tax matters agreement. Among other things, this opportunity to guarantee debt is intended to allow the participating limited partners to defer the recognition of gain in connection with our formation transactions. The sole and exclusive rights and remedies of any limited partner under the tax matters agreement shall be a claim against our operating partnership for such limited partner’s tax liabilities as calculated in the tax matters agreement, and no limited partner shall be entitled to pursue a claim for specific performance or bring a claim against any person that acquires a property from our operating partnership in violation of the tax matters agreement.

64	REXFORD INDUSTRIAL

RELATED PARTY AND OTHER TRANSACTIONS INVOLVING OUR OFFICERS AND DIRECTORS
Employment Agreements
We entered into employment agreements with certain of our NEOs, which will provide for salary, bonus and other benefits, including severance upon a termination of employment under certain circumstances. The material terms of the employment agreements with our NEOs are described above under the heading “Executive Compensation.”
Property Management Agreements
As of December 31, 2021, Mr. Schwimmer owned interests in 19 properties representing approximately 1.0 million rentable square feet that were not part of the Company’s consolidated portfolio. These properties are managed by Rexford Industrial Realty and Management, Inc., a wholly owned subsidiary of our operating partnership (our “services company”) pursuant to property management agreements. In 2021, these management services generated revenues of $458,000 for the services company. Conflicts of interest may exist or could arise in the future as a result of this relationship, including the decision of whether to extend, terminate or re-negotiate these property management agreements.
Lease Agreement
In August 2021, we entered into a lease agreement with Apria Healthcare LLC (“Apria”) for a 17,519 rentable square foot unit at our property located at 3380 N. San Fernando Road. Ms. Debra Morris is the Chief Financial Officer of Apria and member of our Board, Audit Committee and Compensation Committee. The lease agreement is for a term of five years and expires on September 30, 2026, and has monthly base rent of $22,000, subject to annual increases of 3% per year. Common area maintenance, property taxes and insurance shall be paid by Apria. Upon the expiration of the initial five-year term, Apria has the option to renew the lease agreement for one additional five-year term. As of December 31, 2021, total future minimum base rents to be received under this lease were $1.3 million. To comply with our related party transactions policy, the potential transaction was brought to the attention of our Audit Committee, and Ms. Morris did not participate in the transaction or the Audit Committee’s determination. Appropriate controls and notices were given and followed by both companies. It was determined that annual gross payments from Apria year 1 will be approximately $325,000. Since this was an actual transaction as opposed to a services agreement, it was determined that director independence was maintained as long as the annual payments do not exceed 5% of our annual gross revenues. With Ms. Morris recusing herself, the remaining members of the Audit Committee approved the transaction and determined that no conflict of interest exists.
Equity Incentive Award Plan
In connection with the formation transactions, we adopted a cash and equity-based incentive award plan for our directors, officers, employees and consultants. The material terms of equity awards granted pursuant to the plan are described above under the heading “Compensation Discussion and Analysis.”
Indemnification of Officers and Directors
Upon completion of our IPO, our charter and Bylaws provided for certain indemnification rights for our directors and officers and we entered into indemnification agreements with each of our executive officers and directors, providing for procedures for indemnification and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from their service to us or, at our request, service to other entities, as officers, directors, partners, trustees, managers or members to the maximum extent permitted by Maryland law. We also entered into indemnification agreements with Messrs. Schwab and Rose and Mses. Ingram, Morris and Kleiman upon their appointment by the Board to serve as directors.

2022 PROXY STATEMENT	65

RELATED PARTY AND OTHER TRANSACTIONS INVOLVING OUR OFFICERS AND DIRECTORS
Review and Approval of Transactions with Related Persons
We have operated under our Code of Business Conduct and Ethics policy since our IPO in July 2013. As part of our Code of Business Conduct and Ethics, our officers, directors and employees are expected to engage in honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships.
We have adopted a written policy regarding the review, approval and ratification of any related party transaction. Under this policy, our Audit Committee will review the relevant facts and circumstances of each related party transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s-length dealings with an unrelated third party before approving such transaction. Any related party transaction shall be consummated and shall continue only if the Audit Committee or our Board of Directors has approved or ratified the transaction in accordance with the guidelines set forth in the policy. For purposes of our policy, a “Related Party Transaction” is (i) a transaction, arrangement or relationship, including any indebtedness or guarantee of indebtedness, (or any series of similar transactions, arrangements or relationships) in which we (including any of our subsidiaries) was, is or will be a participant, and in which any Related Party (as defined below) had, has or will have a direct or indirect interest or (b) any amendment or modification to such a transaction, arrangement or relationship, regardless of whether such transaction, arrangement or relationship has previously been approved in accordance with our policy. For purposes of this policy, a “Related Party” is:
•any person who is, or at any time since the beginning of our last fiscal year was, a director or executive officer of ours or a nominee to become a director of ours;
•any person who is (or was) the beneficial owner of more than 5% of any class of our voting securities when the Related Party Transaction in question is expected to occur or exist (or when it occurred or existed);
•any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in- law of such director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than 5% beneficial owner; and
•any firm, corporation or other entity in which any of the foregoing persons is employed or is a director, officer, general partner or principal or serves in a similar position or in which such person has a 5% or greater beneficial ownership interest.

66	REXFORD INDUSTRIAL

Stock Ownership
Principal Stockholders
The following table sets forth certain information regarding the beneficial ownership of shares of our common stock and shares of common stock into which common units of limited partnership held in our operating partnership (“common units”) are exchangeable as of April 14, 2022 for (i) each person who is the beneficial owner of 5% or more of our outstanding common stock, (ii) each of our directors and NEOs, and (iii) all of our directors and executive officers as a group. Each person named in the table has sole voting and investment power with respect to all of the shares of our common stock shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. The extent to which a person holds shares of common stock as opposed to units is set forth in the footnotes below.
The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A stockholder is also deemed to be, as of any date, the beneficial owner of all securities that such stockholder has the right to acquire within 60 days after that date through (a) the exercise of any option, warrant or right, (b) the conversion of a security, (c) the power to revoke a trust, discretionary account or similar arrangement, or (d) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or other rights (as set forth above) held by that person that are exercisable as of April 14, 2022, or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.
Unless otherwise indicated, the address of each named person is c/o Rexford Industrial Realty, Inc., 11620 Wilshire Boulevard, Suite 1000, Los Angeles, California 90025.

Name of Beneficial Owner	Number of Shares and Units Beneficially Owned	Percentage of All Shares(1)	Percentage of All Shares and Units(2)
The Vanguard Group(3) 100 Vanguard Blvd. Malvern, PA 19355	21,111,202	12.8%	12.3%
BlackRock, Inc.(4) 55 East 52nd Street New York, NY 10055	19,810,848	12.0%	11.6%
Principal Real Estate Investors, LLC(5) 801 Grand Avenue Des Moines, IA 50392	8,338,119	5.1%	4.9%
Howard Schwimmer(6)	980,550	*	*
Michael Frankel(7)	642,799	*	*
Richard Ziman(8)	266,916	*	*
Robert L. Antin	38,523	*	*
David Lanzer(9)	27,801	*	*
Peter E. Schwab	21,628	*	*
Tyler H. Rose	18,079	*	*
Diana J. Ingram	9,235	*	*
Laura Clark(10)	6,799	*	*
Debra Morris	2,551	*	*
Angela Kleiman	565	*	*
All directors and executive officers as a group (11 persons)	2,015,446	1.2%	1.2%
*    Less than 1.00%.

2022 PROXY STATEMENT	67

STOCK OWNERSHIP
(1)Assumes 165,017,587 shares of common stock are outstanding as of April 14, 2022. In computing the percentage ownership of a person or group, we have assumed that all of the common units held by that person or the persons in the group have been redeemed in exchange for shares of common stock and that those shares are outstanding but that no units held by other persons have been redeemed in exchange for shares of common stock.
(2)Computation of the percentage ownership assumes 171,434,694 shares of common stock and units, including vested Service-Vesting LTIP Units, vested Performance-Vesting LTIP Units and common units not held by us, are outstanding as of April 14, 2022, comprised of 165,017,587 shares of common stock, 5,012,622 common units held by limited partners, 659,586 vested Service-Vesting LTIP Units and 744,899 vested Performance-Vesting LTIP Units.
(3)Based solely on information disclosed in the Schedule 13G/A filed with the SEC on February 10, 2022 by The Vanguard Group, Inc. Such report provides that the Vanguard Group, Inc.: (i) is the beneficial owner of all such shares of common stock; (ii) has sole voting power with respect to none of such shares of common stock; (iii) has shared voting power with respect to 219,068 of such shares of common stock; (iv) has sole dispositive power with respect to 20,763,680 of such shares of common stock; and (v) has shared dispositive power with respect to 347,522 of such shares of common stock.
(4)Based solely on information disclosed in the Schedule 13G/A filed with the SEC on January 27, 2022 by BlackRock, Inc. Such report provides that BlackRock, Inc.: (i) is the beneficial owner of all such shares of common stock, (ii) has sole voting power with respect to 18,037,948 of such shares of common stock; (iii) has shared voting power with respect to none of such shares of common stock; (iv) has sole dispositive power with respect to all of such shares of common stock; and (v) has shared dispositive power with respect to none of such shares of common stock.
(5)Based solely on information disclosed in the Schedule 13G filed with the SEC on February 15, 2022 by Principal Real Estate Investors LLC. Such report provides that Principal Real Estate Investors LLC: (i) is the beneficial owner of all such shares of common stock, (ii) has sole voting power with respect to none of such shares of common stock; (iii) has shared voting power with respect to all of such shares of common stock; (iv) has sole dispositive power with respect to none of such shares of common stock; and (v) has shared dispositive power with respect to all of such shares of common stock.
(6)Includes 171,273 common units held by Mr. Schwimmer as an individual, 13,575 shares of common stock and 42,002 common units held by the Schwimmer Family Irrevocable Trust for which Mr. Schwimmer is a trustee, and 7,275 common units held by the Schwimmer Living Trust dated December 14, 2001 for which Mr. Schwimmer is a trustee. Includes 338,170 vested Service-Vesting LTIP Units and 365,694 vested Performance-Vesting LTIP Units. Excludes 85,894 Service-Vesting LTIP Units and 464,012 Performance-Vesting LTIP Units, which do not vest, or will not be earned, within 60 days of April 14, 2022.
(7)Includes 277,105 vested Service-Vesting LTIP Units and 365,694 vested Performance-Vesting LTIP Units. Excludes 85,894 Service-Vesting LTIP Units and 464,012 Performance-Vesting LTIP Units, which do not vest, or will not be earned, within 60 days of April 14, 2022.
(8)Includes 52,246 common units held by Mr. Ziman as an individual, 10,000 shares of common stock and 180,075 common units held by RSZ Trust for which Mr. Ziman is the trustee, and 7,405 shares of common stock and 413 common units held by Mr. Ziman’s affiliates.
(9)Includes 14,290 vested Service-Vesting LTIP Units. Excludes 16,721 Service-Vesting LTIP Units and 82,928 Performance-Vesting LTIP Units, which do not vest, or will not be earned, within 60 days of April 14, 2022.
(10)Excludes 18,055 Service-Vesting LTIP Units and 85,867 Performance-Vesting LTIP Units, which do not vest, or will not be earned, within 60 days of April 14, 2022.
Delinquent Section 16(A) Reports
Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. SEC regulations require us to identify anyone who failed to file a required report or filed a late report during the most recent fiscal year. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons that no Forms 5 were required for such persons, we believe that, during the fiscal year ended December 31, 2021, our executive officers, directors and 10% stockholders complied with all Section 16(a) filing requirements applicable to them, with the exception of one delinquent Form 4 filing for Debra L. Morris covering one transaction with respect to a restricted stock grant in June 2021.

68	REXFORD INDUSTRIAL

Additional Information
Stockholder Proposals
2022 Annual Meeting Proposals
Our Bylaws provide that nominations of individuals for election as directors and proposals of other business to be considered at an annual meeting of our stockholders may be made only pursuant to our notice of the meeting, by or at the direction of our Board or by a stockholder who was a stockholder of record both at the time the stockholder provides the notice required by our Bylaws and at the time of the annual meeting, who is entitled to vote at the meeting in the election of each individual so nominated or such other business and who has complied with certain disclosure requirements and other procedures provided for in our Bylaws. We did not receive notice of any nominations or proposals to be made at the Annual Meeting within the time period required by our Bylaws and our Board does not know of any matters that may properly be presented at the Annual Meeting other than the proposals discussed in this Proxy Statement and any procedural matters relating to these proposals.
2023 Annual Meeting Proposals
Stockholders who wish to have proposals considered for inclusion in the Proxy Statement and form of proxy for our 2023 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act must cause their proposals to be received in writing by our General Counsel and Secretary at the address set forth on page 27 of this Proxy Statement no later than January 2, 2023. Any proposal should be addressed to our General Counsel and Secretary and may be included in next year’s proxy materials only if such proposal complies with the rules and regulations promulgated by the SEC. Nothing in this section shall be deemed to require us to include in our Proxy Statement or our proxy relating to any annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the SEC.
In addition, our Bylaws currently require that we be given advance written notice of nominations for election as directors and other matters that stockholders wish to present for action at an annual meeting of stockholders (other than matters included in our proxy materials in accordance with Rule 14a-8 under the Exchange Act). Our Secretary must receive such notice at the address set forth on page 27 of this Proxy Statement not later than the close of business on January 3, 2023 and no earlier than December 4, 2022 for nominations and other matters to be presented at the 2023 annual meeting of our stockholders. However, in the event that the 2023 annual meeting is held before May 14, 2023 or after July 13, 2023, for notice by a stockholder to be timely it must be received no earlier than 150 days prior to the date of the 2023 annual meeting and not later than 5:00 p.m., Eastern Time, on the later of (a) 120 days prior to the date of the 2023 annual meeting and (b) the tenth day following the day on which we first made a public announcement of the date of such meeting.
In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules (once they become effective), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 14, 2023.
The Company intends to file a proxy statement and a WHITE proxy card with the SEC in connection with its solicitation of proxies for our 2023 Annual Meeting of Stockholders. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed by the Company without charge from the SEC’s website at: www.sec.gov.

2022 PROXY STATEMENT	69

ADDITIONAL INFORMATION

Delivery of Proxy Materials to Households
Under the rules of the SEC, we are permitted to use a method of delivery often referred to as “householding.” Householding permits us to mail a single set of proxy materials to any household in which two or more different stockholders reside and are members of the same household or in which one stockholder has multiple accounts. If we household materials for future meetings, then only one copy of our Annual Report and Proxy Statement will be sent to multiple stockholders who share the same address and last name, unless we have received contrary instructions from one or more of those stockholders. In addition, we have been notified that certain intermediaries (i.e., brokers, banks or other nominees) will household proxy materials for the Annual Meeting. For voting purposes, a separate proxy card will be included for each account at the shared address. We will deliver promptly, upon oral or written request, a separate copy of the Annual Report and Proxy Statement to any stockholder at the same address. If you wish to receive a separate copy of the Annual Report and Proxy Statement, or future annual reports and Proxy Statements, then you may contact our Investor Relations Department by: (a) mail at Rexford Industrial Realty, Inc., Attention: Investor Relations, 11620 Wilshire Boulevard, Suite 1000, Los Angeles, California 90025, (b) telephone at (424) 256-2153 ext. 401, or (c) e-mail at investorrelations@rexfordindustrial.com. You can also contact your broker, bank or other nominee to make a similar request. Stockholders sharing an address who now receive multiple copies of our Annual Report and Proxy Statement may request delivery of a single copy by contacting us as indicated above, or by contacting their broker, bank or other nominee, provided the broker, bank or other nominee has elected to household proxy materials.
Incorporation by Reference
The Audit Committee Report reference to the independence of the Audit Committee members, portions of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and any information included on our website, included or described in the preceding pages are not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by us under the Exchange Act, except to the extent that we specifically incorporate such information by reference.
Forward-Looking Statements
We make statements in this Proxy Statement that are forward-looking statements, which are usually identified by the use of words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “potential,” “possible,” “predicts,” “projects,” “result,” “seeks,” “should,” “will,” and variations of such words or similar expressions. Our forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by our forward-looking statements are reasonable, we can give no assurance that our plans, intentions, expectations, strategies or prospects will be attained or achieved and you should not place undue reliance on these forward-looking statements. Furthermore, actual results may differ materially from those described in the forward-looking statements and may be affected by a variety of risks and factors described in our Annual Report on Form 10-K. For a further discussion of these and other factors that could cause our future results to differ materially from any forward-looking statements, see our reports and other filings with the U.S. Securities and Exchange Commission. Except as otherwise required by the U.S. federal securities laws, we disclaim any obligations or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

70	REXFORD INDUSTRIAL

ADDITIONAL INFORMATION

Other Matters
Our Board of Directors knows of no other matters that may properly be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting or any continuation, postponement or adjournment of the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their discretion. It is important that the proxies be returned promptly and that you be represented. Stockholders are urged to authorize a proxy promptly by either electronically submitting a proxy or voting instruction card over the internet or by telephone or by delivering to us or your broker a signed and dated proxy card.
By Order of the Board of Directors,

David Lanzer
General Counsel and Secretary Los Angeles, California May 2, 2022

2022 PROXY STATEMENT	71

Q&A about the Annual Meeting

Q Why am I receiving these materials?	Our Board of Directors is making these materials available to you over the internet or by delivering paper copies to you by mail in connection with the Annual Meeting. As a stockholder, you are invited to attend the Annual Meeting and are entitled and requested to vote on the items of business described in this Proxy Statement. This Proxy Statement includes information that we are required to provide under Securities and Exchange Commission (“SEC”) rules and is designed to assist you in voting your shares.

Q Why did I receive a notice in the mail regarding internet availability of proxy materials instead of a paper copy of the proxy materials?
Pursuant to Rule 14a-16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we have elected to provide access to our proxy materials over the internet. Accordingly, on or about May 2, 2022, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record as of April 14, 2022, while brokers, banks and other nominees who hold shares on behalf of beneficial owners will be sending their own similar notice to the beneficial owners. All stockholders will have the ability to access the proxy materials, including this Proxy Statement and our 2021 Annual Report, on the website referred to in the Notice or to request to receive a printed copy of the proxy materials. Instructions on how to request a printed copy by mail or electronically, including an option to request paper copies on an ongoing basis, may be found in the Notice and on the website referred to in the Notice. We intend to mail this Proxy Statement, together with a proxy card, to those stockholders entitled to vote at the Annual Meeting who have properly requested paper copies of such materials, within three business days of such request.

Q How do I vote?
If you hold your shares of common stock as a record holder and you are viewing this Proxy Statement on the internet, you may vote your shares by submitting a proxy over the internet by following the instructions on the website referred to in the Notice previously mailed to you. You may also authorize a proxy by telephone or by mail as described below.
If your common stock is held in your name, there are three ways for you to authorize a proxy:

If you received a paper copy of the proxy materials by mail, sign, date and mail the proxy card in the enclosed return envelope;
Call 1-800-776-9437; or

Log on to the internet at www.voteproxy.com and follow the instructions at that site. The website address for authorizing a proxy by internet is also provided on your Notice, as well as your unique
11-digit control number needed to access the Company’s annual meeting information located at www.voteproxy.com.

You may also attend the virtual Annual Meeting and vote electronically at
https://web.lumiagm.com/218892223 during the virtual Annual Meeting. You will need the 11-digit voter control number which appears on your proxy card (printed in the box and marked by the arrow) and the meeting password, rexford2022. If you do not have your 11-digit voter control number you may attend as a guest (non-shareholder) by going to https://web.lumiagm.com/218892223 and entering the requested information. Please note you will not have the ability to ask questions or vote during the meeting if you participate as a guest.
If a bank, broker or other nominee is the record holder of your stock on the record date, you will be able to submit a proxy by following the instructions on the voting instruction form or notice that you receive from your bank, broker or other nominee. If a bank, broker or other nominee is the record holder of your stock on the record date, you must obtain and submit a legal proxy from your broker or other nominee as the record holder and a letter from your broker or other nominee showing that you were the beneficial owner of your shares on the record date to American Stock Transfer & Trust on or before 5:00 p.m., Eastern Time, on June 6, 2022, in order to vote electronically at the virtual Annual Meeting. Requests for registration should be directed to proxy@astfinancial.com or to facsimile number 718-765-8730. Written requests for registration can be mailed to:
American Stock Transfer & Trust Company LLC
Attn: Proxy Tabulation Department
6201 15th Avenue
Brooklyn, NY 11219

72	REXFORD INDUSTRIAL

Q&A ABOUT THE ANNUAL MEETING

Telephone and internet proxy authorizations will close at 11:59 p.m. (Eastern Time) on June 12, 2022. If you authorize a proxy, unless you indicate otherwise, the persons named as your proxies will cast your votes FOR the election of all of the nominees named in this Proxy Statement; FOR the ratification of Ernst & Young LLP as our independent registered public accounting firm; FOR the advisory resolution on the Company’s named executive officer compensation and ONE YEAR with respect to the frequency of future advisory votes on the Company’s executive compensation. The persons named as proxies will vote in their discretion on any other business properly introduced at the Annual Meeting or any postponement or adjournment of the Annual Meeting.
If your shares of common stock are held in the name of your broker, bank or other nominee, you should receive separate instructions from the holder of your common stock describing how to provide voting instructions.
Even if you plan to attend the Annual Meeting, we recommend that you authorize a proxy in advance as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

Q Can I vote my shares by completing and returning the Notice?	No. The Notice will, however, provide instructions on how to authorize a proxy to vote your shares by telephone, by internet, by requesting and returning a paper proxy card or voting instruction card, or by voting electronically at the Annual Meeting.

Q Where and when is the Annual Meeting?
The Annual Meeting will be held at 8:00 a.m. (Pacific Time) on Monday, June 13, 2022, in a virtual-only meeting format via live audio webcast at https://web.lumiagm.com/218892223. You will need the 11-digit voter control number which appears on your proxy card (printed in the box and marked by the arrow) and the meeting password, rexford2022. If you do not have your 11-digit voter control number you may attend as a guest (non-shareholder) by going to https://web.lumiagm.com/218892223 and entering the requested information. Please note you will not have the ability to ask questions or vote during the meeting if you participate as a guest.

Q Why are you having a virtual annual meeting?	Los Angeles, California, where our principal office is located and annual meetings have been held, continues to maintain its local emergency due to the COVID-19 pandemic. As infection rates have fluctuated over recent months, the Los Angeles County Department of Public Health has loosened and then reinstated face covering and many other COVID-19 prevention rules. Because of the ongoing pandemic and the ever-changing health rules, we believe it is in the best interests of our stockholders to hold a virtual annual meeting.

Q What is the purpose of the Annual Meeting of Stockholders?	At the Annual Meeting, stockholders will consider and vote upon matters described in the Notice of Annual Meeting and this Proxy Statement, including without limitation the election of directors and the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. In addition, once the business of the Annual Meeting is concluded, members of management will respond to questions raised by stockholders, as time permits.

Q Who can attend the Annual Meeting?
All of our stockholders as of the close of business on April 14, 2022, the record date for the Annual Meeting, or individuals holding their duly appointed proxies, may attend the Annual Meeting. Authorizing a proxy in response to this solicitation will not affect a stockholder’s right to attend the Annual Meeting and to vote in person. Please note that if you hold your common stock in “street name” (that is, through a broker, bank or other nominee), and you wish to vote electronically at the Annual Meeting, you must obtain a “legal proxy” from your bank, broker or other nominee, and you must submit the legal proxy from your broker or other nominee as the record holder and a letter from your broker or other nominee showing that you were the beneficial owner of your shares on the record date to American Stock Transfer & Trust on or before 5:00 p.m., Eastern Time, on June 6, 2022, in order to vote electronically at the virtual Annual Meeting. Requests for registration should be directed to proxy@astfinancial.com or to facsimile number 718-765-8730. Written requests for registration can be mailed to:
American Stock Transfer & Trust Company LLC
Attn: Proxy Tabulation Department
6201 15th Avenue
Brooklyn, NY 11219

2022 PROXY STATEMENT	73

Q&A ABOUT THE ANNUAL MEETING

Q What am I voting on? What are the Board’s recommendations?	At the Annual Meeting, you may consider and vote on:
	Voting Items	Board Recommendation	Voting Standard	Treatment of Abstentions & Broker Non-Votes
	1.Election of Directors	FOR the election of each nominee named in this Proxy Statement	Majority of votes cast for each nominee	Not counted as votes cast and therefore no effect
	2. Ratification of Independent Registered Public Accounting Firm	FOR	Majority of votes cast	Discretionary voting by brokers permitted
	3. Say-on-Pay	FOR	Majority of votes cast	Not counted as votes cast and therefore no effect
	4. Frequency of the Say-on-Pay Vote	frequency of ONE YEAR	Majority of votes cast	Not counted as votes cast and therefore no effect

A majority of votes cast means the number of shares voted “FOR” a proposal must exceed the number of shares voted “AGAINST” such proposal). Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.
Because there are three alternatives for Proposal No. 4, one year, two years or three years, it is possible that none of the three alternatives will receive a majority of the votes cast on this proposal. If no frequency receives a majority of the votes cast on the Frequency Proposal, our Board of Directors and the Compensation Committee of our Board of Directors intend to take the results of the vote on the Frequency Proposal into account in its decision regarding the frequency with which the Company submits advisory resolutions on executive compensation in the future.
Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board and in their discretion on any other business properly introduced at the Annual Meeting.
If you are a stockholder of record as of the close of business on the record date for the Annual Meeting and you authorize a proxy (whether by internet, telephone or mail) without specifying a choice on any given matter to be considered at this Annual Meeting, the proxy holders will vote your shares according to the Board’s recommendation on that matter. If you are a stockholder of record as of the record date for the Annual Meeting and you fail to authorize a proxy or vote electronically, assuming that a quorum is present at the Annual Meeting, it will have no effect on the result of the vote on any of the matters to be considered at the Annual Meeting.
If you hold your shares through a broker, bank or other nominee, under the rules of the NYSE, your broker or other nominee may not vote with respect to certain proposals unless you have provided voting instructions with respect to that proposal. A “broker non-vote” results when a broker, bank or other nominee properly executes and returns a proxy but indicates that the nominee is not voting with respect to a particular matter because the nominee has not received voting instructions from the beneficial owner. A broker non-vote is not considered a vote cast on a proposal; however, stockholders delivering a properly-executed broker non-vote will be counted as present for purposes of determining whether a quorum is present.
If you hold your shares in a brokerage account, then, under NYSE rules and Maryland law:
•With respect to Proposal No. 1 (Election of Directors), your broker, bank or other nominee is not entitled to vote your shares on this matter if no instructions are received from you. Broker non-votes will have no effect on the election of directors.
•With respect to Proposal No. 2 (Ratification of Independent Registered Public Accounting Firm), your broker is entitled to vote your shares on this matter if no instructions are received from you.
•With respect to Proposal No. 3 (Advisory Vote on the Compensation of the Named Executive Officers (“Say-on- Pay Vote”)), your broker, bank or other nominee is not entitled to vote your shares on this matter if no instructions are received from you. Broker nonvotes will have no effect on the result of the vote on this proposal.
•With respect to Proposal No. 4 (Advisory vote on the frequency of the Say-on-Pay), your broker, bank or other nominee is not entitled to vote your shares on this matter if no instructions are received from you. Broker non-votes will have no effect on the result of the vote on this proposal.
Because an abstention is not a vote cast under state law, if you instruct your proxy or broker to “abstain” or “withhold” on any matter, it will have no effect on the vote on those the matters to be considered at the Annual Meeting. However, if you instruct your proxy or broker to “abstain” on any or all matters, you will still be counted as present for purposes of determining whether a quorum is present.

74	REXFORD INDUSTRIAL

Q&A ABOUT THE ANNUAL MEETING

Q Who may vote?
You may vote if you owned shares of our common stock at the close of business on April 14, 2022, which is the record date for the Annual Meeting. You are entitled to cast one vote in the election of directors for as many individuals as there are directors to be elected at the Annual Meeting and to cast one vote on each other matter properly presented at the Annual Meeting for each share of common stock you owned as of the record date. As of April 14, 2022, we had 165,017,587 shares of common stock outstanding.

Q Who counts the votes?	A representative of American Stock Transfer & Trust Company, LLC will tabulate the votes and will act as the inspector of the election.

Q What is a quorum for the Annual Meeting?
The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting on any matter will constitute a quorum at the Annual Meeting. No business may be conducted at the Annual Meeting if a quorum is not present.
If a quorum is not present at the Annual Meeting, the Chairman of the meeting may adjourn the Annual Meeting to another date, time or place, not later than 120 days after the original record date of April 14, 2022, without notice other than announcement at the meeting. We may also postpone the Annual Meeting by making a public announcement of the postponement before the time scheduled for the Annual Meeting.

Q Can I revoke my proxy?
Yes, if your shares of common stock are held on record in your name, you can revoke your proxy by:
•Filing written notice of revocation with our Secretary before the Annual Meeting at the address shown on the front of this Proxy Statement or at the Annual Meeting;
•signing a proxy bearing a later date; or
•attending and voting electronically at the Annual Meeting.
Attendance at the Annual Meeting will not, by itself, revoke a properly-executed proxy. If your shares of common stock are held in the name of your broker, bank or other nominee, please follow the voting instructions provided by the holder of your common stock regarding how to revoke your proxy.

Q What happens if additional matters are presented at the Annual Meeting?	Other than the four proposals described in this Proxy Statement, we are not aware of any business that may properly be brought before the Annual Meeting. If any other matters are properly introduced for a vote at the Annual Meeting and if you properly authorize a proxy, the persons named as proxy holders will vote in their discretion on any such additional matters. As of the date of this Proxy Statement, our Board is not aware of any other individual who may properly be nominated for election as a director at the Annual Meeting or of any nominee who is unable or unwilling to serve as director. If any nominee named in this Proxy Statement is unwilling or unable to serve as a director, our Board may nominate another individual for election as a director at the Annual Meeting, and the persons named as proxy holders will vote for the election of any substitute nominee.

Q Who pays for this proxy solicitation?
We will bear the expense of preparing, printing and mailing this Proxy Statement and the proxies we solicit. Proxies may be solicited by mail, telephone, personal contact and electronic means and may also be solicited by directors and officers in person, by the internet, by telephone or by facsimile transmission, without additional remuneration.
We will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of our common stock as of the record date and will reimburse them for the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly voting your shares and submitting your proxy by the internet or telephone, or by completing and returning the enclosed proxy card (if you received your proxy materials in the mail), will help to avoid additional expense.

Q Who is soliciting my vote?
The Company is providing this Proxy Statement in connection with the solicitation by the Board of proxies to be voted at the Annual Meeting and at any reconvened or rescheduled meeting following any adjournment or postponement of the Meeting.

Q Where can I find corporate governance materials?	Our Corporate Governance Guidelines and Code of Business Conduct and Ethics and the charters for the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are available on the Company Information—Governance Documents page of the Investor Relations section on our website at www.rexfordindustrial.com.

2022 PROXY STATEMENT	75

Q&A ABOUT THE ANNUAL MEETING

NO PERSON IS AUTHORIZED ON OUR BEHALF TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS WITH RESPECT TO THE PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING, OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION AND/OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE DELIVERY OF THIS PROXY STATEMENT SHALL UNDER NO CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN OUR AFFAIRS SINCE THE DATE OF THIS PROXY STATEMENT.
The date of this Proxy Statement is May 2, 2022.

76	REXFORD INDUSTRIAL

Appendices
Appendix A - Definitions and Reconciliation of
Non-GAAP Financial Measures
FFO, Core FFO and Core FFO Per Share
FFO
We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, gains (or losses) from sales of assets incidental to our business, impairment losses of depreciable operating property or assets incidental to our business, real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after adjustments for unconsolidated partnerships and joint ventures.
Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization, gains and losses from property dispositions, and asset impairments, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of performance used by other REITs, FFO may be used by investors as a basis to compare our operating performance with that of other REITs.
However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate or interpret FFO in accordance with the NAREIT definition as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. FFO should not be used as a measure of our liquidity and is not indicative of funds available for our cash needs, including our ability to pay dividends.
Core FFO
We also present Core FFO by adjusting FFO to exclude the impact of certain items that we do not consider indicative of our on-going operating performance. Core FFO adjustments consist of (i) acquisition expenses, (ii) loss on extinguishment of debt, (iii) the amortization of the loss on termination of interest rate swaps, (iv) impairments of right-of-use assets and (v) other amounts as they may occur. For the year ended December 31, 2021, Core FFO adjustments consisted of approximately $3.8 million of expenses, as detailed in the reconciliation table below. We believe that Core FFO is a useful supplemental measure as it provides a more meaningful and consistent comparison of our operating performance and allows investors to more easily compare our operating results.
Core FFO per diluted share
Core FFO per diluted share is calculated as Core FFO available to common stockholders divided by the weighted average shares of common stock outstanding – diluted.

2022 PROXY STATEMENT	77

APPENDICES

The following table sets forth a reconciliation of net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to FFO, Core FFO and Core FFO per diluted share (unaudited and in thousands, except per share amounts):

	Year Ended Year Ended December 31,
	2021	2020	2019	2018	2017
Net income	$136,246	$80,895	$64,001	$47,075	$41,700
Add:
Depreciation and amortization	151,269	115,269	98,891	80,042	64,852
Deduct:
Gain on sale of real estate	(33,929)	(13,617)	(16,297)	(17,222)	(29,573)
Gain on acquisition of unconsolidated joint venture property	—	—	—	—	(11)
FFO	253,586	182,547	146,595	109,895	76,968
Add:
Acquisition expenses	94	124	171	318	454
Impairment of right-of-use asset	992	—	—	—	—
Loss on extinguishment of debt	505	104	—	—	—
Amortization of loss on termination of interest rate swaps	2,169	218	—	—	—
Core FFO	257,346	182,993	146,766	110,213	77,422
Less: preferred stock dividends	(12,563)	(14,545)	(11,055)	(9,694)	(5,875)
Less: Core FFO attributable to noncontrolling interests(1)	(13,504)	(7,667)	(3,899)	(2,302)	(1,927)
Less: Core FFO attributable to participating securities(2)	(943)	(774)	(733)	(645)	(549)
Core FFO available to common stockholders	$230,336	$160,007	$131,079	$97,572	$69,071
Core FFO per diluted share	$1.64	$1.32	$1.23	$1.12	$0.96
Weighted-average shares of common stock outstanding - diluted	140,076	121,178	106,799	87,336	71,599
(1)Noncontrolling interests represent holders of outstanding common units and preferred units of the Company’s operating partnership that are owned by unit holders other than us.
(2)Participating securities include unvested shares of restricted stock, unvested Service-Vesting LTIP Units and unvested Performance-Vesting LTIP Units.
Compound Annual Growth Rate (CAGR) - Core FFO per diluted Share
Compound annual growth rate represents the average annual growth rate for specified performance over a time period longer than one year. The CAGR is calculated by dividing the ending value by the beginning value and multiplying the result to the power of one divided by the number of years in the calculation and then subtracting one from the result. We determined the five-year compound annual growth rate of our Core FFO per diluted share at December 31, 2021, to be 14% by dividing the 2021 Core FFO per diluted share of $1.64 by 2017 Core FFO per diluted share of $0.96, then multiplying the result to the one-fourth power and then subtracting one from the result.
NOI and Cash NOI (Including our Same Property Portfolio)
NOI
NOI is a non-GAAP measure, which includes the revenue and expense directly attributable to our real estate properties. NOI is calculated as rental income less property expenses (before interest expense, depreciation and amortization). We use NOI as a supplemental performance measure because, in excluding real estate depreciation and amortization expense and gains (or losses) from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that NOI will be useful to investors as a basis to compare our operating performance with that of other REITs. However, because NOI excludes depreciation and amortization expense and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties (all of which have real economic effect and could materially impact our results from operations), the utility of NOI as a measure of our performance is limited. Other equity REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to such other REITs’ NOI. Accordingly, NOI should be considered only as a supplement to net income as a

78	REXFORD INDUSTRIAL

APPENDICES

measure of our performance. NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. NOI should not be used as a substitute for cash flow from operating activities in accordance with GAAP.
The following table sets forth a reconciliation of net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to NOI (unaudited and in thousands):

	Year Ended December 31,
	2021	2020	2019	2018	2017
Net income	$136,246	$80,895	$64,001	$47,075	$41,700
Add:
General and administrative	48,990	36,795	30,300	25,194	21,610
Depreciation and amortization	151,269	115,269	98,891	80,042	64,852
Other expenses	1,297	124	171	318	454
Interest expense	40,139	30,849	26,875	25,416	20,209
Loss on extinguishment of debt	505	104	—	—	—
Deduct:
Management, leasing and development services	468	420	406	473	493
Interest income	37	338	2,555	1,378	445
Equity in income from unconsolidated real estate entities	—	—	—	—	11
Gain on extinguishment of debt	—	—	—	—	25
Gain on sale of real estate	33,929	13,617	16,297	17,222	29,573
NOI	$344,012	$249,661	$200,980	$158,972	$118,278
Compound Annual Growth Rate (CAGR) - NOI
We determined the five-year compound annual growth rate of our Consolidated NOI at December 31, 2021, to be 31% by dividing 2021 Consolidated NOI of $344.0 million by 2017 Consolidated NOI of $118.3 million, then multiplying the result to the one-fourth power and then subtracting one from the result.
Cash NOI
NOI on a cash-basis (“Cash NOI”) is a non-GAAP measure, which we calculate by adding or subtracting from NOI (i) fair value lease revenue and (ii) straight-line rental revenue adjustments. We use Cash NOI, together with NOI, as a supplemental performance measure. Cash NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. Cash NOI should not be used as a substitute for cash flow from operating activities computed in accordance with GAAP.
Same Property Portfolio NOI and Same Property Portfolio Cash NOI
Same Property Portfolio NOI and Same Property Portfolio Cash NOI represents the NOI and Cash NOI for a subset of our consolidated portfolio and includes the NOI and Cash NOI attributable to properties that were wholly-owned by us as of January 1, 2020 and still owned by us as of December 31, 2021.
The following table sets forth the revenue and expense items comprising Same Property Portfolio NOI and the adjustments to calculate Same Property Portfolio Cash NOI for the years ended December 31, 2021 and 2020 (unaudited and in thousands):

	Year Ended December 31,
	2021	2020
Rental income	$317,887	$293,543
Property expenses	(73,062)	(69,224)
Same Property Portfolio NOI	$244,825	$224,319
Straight line rental revenue adjustment	(7,231)	(9,638)
Amortization of above/below market lease intangibles	(5,349)	(7,872)
Same Property Portfolio Cash NOI	$232,245	$206,809

2022 PROXY STATEMENT	79

APPENDICES

The following table sets forth a reconciliation of net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to NOI, Same Property Portfolio NOI and Same Property Portfolio Cash NOI for the years ended December 31, 2021 and 2020 (unaudited and in thousands):

	Year Ended December 31,
	2021	2020
Net income	$136,246	$80,895
Add:
General and administrative	48,990	36,795
Depreciation and amortization	151,269	115,269
Other expenses	1,297	124
Interest expense	40,139	30,849
Loss on extinguishment of debt	505	104
Deduct:
Management, leasing and development services	468	420
Interest income	37	338
Gain on sale of real estate	33,929	13,617
NOI	$344,012	$249,661
Non-Same Property Portfolio rental income	(133,846)	(35,834)
Non-Same Property Portfolio property expenses	34,659	10,492
Same Property Portfolio NOI	$244,825	$224,319
Straight line rental revenue adjustment	(7,231)	(9,638)
Amortization of above/below market lease intangibles	(5,349)	(7,872)
Same Property Portfolio Cash NOI	$232,245	$206,809
Net Debt to Enterprise Value
At December 31, 2021, we had consolidated indebtedness of $1.4 billion, reflecting a Net Debt to Enterprise Value of approximately 9.1%. Enterprise Value is defined as the sum of the liquidation value of our preferred stock and preferred units plus the market value of our common stock excluding shares of nonvested restricted stock, plus the market value of common units of limited partnership held in our operating partnership not owned by us, plus the value of our Net Debt. Our Net Debt is defined as our consolidated indebtedness less cash and cash equivalents. The market value of our common stock and common units of limited partnership not owned by us is based on the Company’s closing share price of $81.11 as of December 31, 2021.

80	REXFORD INDUSTRIAL

APPENDICES

The following table sets forth the calculation of the Net Debt to Enterprise Value as of December 31, 2021 (unaudited and in thousands):

12/31/2021
Common Stock and Operating Partnership Units - Capitalization(1)	$13,518,091
Preferred Equity:
Series B and C Cumulative Redeemable Preferred Stock(2)	161,250
4.43937% Series 1 Cumulative Redeemable Convertible Preferred Units(3)	27,031
4.00% Series 2 Cumulative Redeemable Convertible Preferred Units(4)	40,787
Total Equity	$13,747,159

Total Debt	$1,413,121
Less: Cash and cash equivalents	(43,987)
Net Debt	$1,369,134

Enterprise Value (Net Debt plus Total Equity)	$15,116,293

Net Debt to Enterprise Value	9.1%
(1)Calculated as the number of common shares outstanding (160,262,303) plus the number of common units of limited partnership held in our operating partnership not owned by us (6,401,377) as of December 31, 2021, then multiplied by the closing stock price of our common stock on December 31, 2021 ($81.11).
(2)Value based on 3,000,000 outstanding shares of 5.875% Series B Cumulative Redeemable Preferred Stock plus 3,450,000 outstanding shares of 5.625% Series C Cumulative Redeemable Preferred Stock, then multiplied by the liquidation preference of $25 per share.
(3)Value based on 593,960 outstanding units of 4.43937% Cumulative Redeemable Convertible Preferred Units multiplied by the liquidation preference of $45.50952 per unit.
(4)Value based on 906,374 outstanding units of 4.00% Cumulative Redeemable Convertible Preferred Units multiplied by the liquidation preference of $45.00 per unit.

2022 PROXY STATEMENT	81

11620 Wilshire Boulevard, Suite 1000
Los Angeles, CA 90025

www.rexfordindustrial.com

Rexford Industrial

ANNUAL MEETING OF STOCKHOLDERS OF
REXFORD INDUSTRIAL REALTY, INC.
Important Notice Regarding the Internet Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 13, 2022
The Notice of Annual Meeting, Proxy Statement, 2021 Annual Report and other SEC filings are available at the investor relations page of our website at www.rexfordindustrial.com.
PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD IN
THE ENVELOPE PROVIDED AS SOON AS POSSIBLE.

Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2 AND 3. THE BOARD RECOMMENDS A VOTE FOR "1 YEAR" ON PROPOSAL 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/18440/ ANNUAL MEETING OF STOCKHOLDERS OF REXFORD INDUSTRIAL REALTY, INC. June 13, 2022 NOTE: At their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof. 1. Election of Directors: Robert L. Antin Michael S. Frankel Diana J. Ingram Angela L. Kleiman Debra L. Morris Tyler H. Rose Howard Schwimmer Richard S. Ziman 2. The ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2022. 3. The advisory resolution to approve the Company's named executive officer compensation for the fiscal year ended December 31, 2021, as described in the Rexford Industrial Realty, Inc. Proxy Statement. 4. The advisory determination of the frequency of future advisory votes on the Company's executive compensation. FOR AGAINST ABSTAIN MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING VIRTUALLY. INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EST on June 12, 2022. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. VIRTUALLY AT THE MEETING - The company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet, please visit https://web.lumiagm.com/218892223 (password: rexford2022) and be sure to have your control number available.

REXFORD INDUSTRIAL REALTY, INC. Annual Meeting of Stockholders June 13, 2022 at 8:00 A.M. Pacific Time This proxy is solicited by the Board of Directors The undersigned hereby appoints Michael Frankel and Howard Schwimmer, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of Rexford Industrial Realty, Inc., to be held on June 13, 2022 at 8:00 A.M. virtually at https://web.lumiagm.com/218892223 (password: rexford2022). This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. (Continued and to be signed on the reverse side.)